                                                                     EXHIBIT 2.4
________________________________________________________________________________

                                 $178,000,0000

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                              IFCO SYSTEMS N.V.,

                       IFCO SYSTEMS NORTH AMERICA, INC.,
                                 as Borrower,

                              The Several Lenders
                       from Time to Time Parties Hereto,

                           CIBC WORLD MARKETS CORP.,
                             as Syndication Agent,

                                      and

                                 BANK ONE, NA
                            as Administrative Agent


                         Dated as of December 31, 2000


________________________________________________________________________________


          CIBC WORLD MARKETS CORP. and BANC ONE CAPITAL MARKETS, INC.
                   as Co-Lead Arrangers and Co-Book Runners

                               TABLE OF CONTENTS
                               -----------------

                                                                                         Page
                                                                                         ----
SECTION 1. DEFINITIONS.................................................................     1
     1.1    Defined Terms..............................................................     1
            -------------
     1.2    Other Definitional Provisions..............................................    26
            -----------------------------

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.............................................    27
     2.1    Term Loans.................................................................    27
            ----------
     2.2    Repayment of Term Loans....................................................    27
            -----------------------
     2.3    Revolving Credit Commitments...............................................    27
            ----------------------------
     2.4    Procedure for Revolving Credit Loan Borrowing..............................    28
            ---------------------------------------------
     2.5    Dollar Swing Line Commitment...............................................    28
            ----------------------------
     2.6    Foreign Currency Swing Line Commitment.....................................    30
            --------------------------------------
     2.7    Commitment Fees, etc.......................................................    34
            ---------------------
     2.8    Termination or Reduction of Commitments....................................    34
            ---------------------------------------
     2.9    Optional Prepayments.......................................................    34
            --------------------
     2.10   Mandatory Prepayments and Commitment Reductions............................    35
            -----------------------------------------------
     2.11   Conversion and Continuation Options........................................    36
            -----------------------------------
     2.12   Limitations on Eurocurrency Tranches.......................................    37
            ------------------------------------
     2.13   Interest Rates and Payment Dates...........................................    37
            --------------------------------
     2.14   Computation of Interest, Fees and Dollar Equivalent........................    37
            ---------------------------------------------------
     2.15   Inability to Determine Interest Rate.......................................    38
            ------------------------------------
     2.16   Pro Rata Treatment and Payments............................................    39
            -------------------------------
     2.17   Requirements of Law........................................................    40
            -------------------
     2.18   Taxes......................................................................    41
            -----
     2.19   Indemnity..................................................................    43
            ---------
     2.20   Change of Lending Office...................................................    43
            ------------------------
     2.21   Replacement of Lenders.....................................................    44
            ----------------------
     2.22   Calculation of Foreign Currency Swing Line Outstandings; Prepayments.......    44
            --------------------------------------------------------------------

SECTION 3. LETTERS OF CREDIT...........................................................    45
     3.1    L/C Commitment.............................................................    45
            --------------
     3.2    Procedure for Issuance of Letter of Credit.................................    46
            ------------------------------------------
     3.3    Fees and Other Charges.....................................................    46
            ----------------------
     3.4    L/C Participations.........................................................    46
            ------------------
     3.5    Reimbursement Obligation of the Borrower...................................    47
            ----------------------------------------
     3.6    Obligations Absolute.......................................................    48
            --------------------
     3.7    Letter of Credit Payments..................................................    49
            -------------------------

SECTION 4. REPRESENTATIONS AND WARRANTIES..............................................    49
     4.1    Financial Condition........................................................    49
            -------------------
     4.2    No Change..................................................................    50
            ---------

     4.3    Corporate Existence; Compliance with Law...........................   50
            ----------------------------------------
     4.4    Corporate Power; Authorization; Enforceable Obligations............   51
            -------------------------------------------------------
     4.5    No Legal Bar.......................................................   51
            ------------
     4.6    Litigation.........................................................   51
            ----------
     4.7    No Default.........................................................   52
            ----------
     4.8    Ownership of Property; Liens.......................................   52
            ----------------------------
     4.9    Intellectual Property..............................................   52
            ---------------------
     4.10   Taxes..............................................................   52
            -----
     4.11   Federal Regulations................................................   52
            -------------------
     4.12   Labor Matters......................................................   52
            -------------
     4.13   ERISA..............................................................   53
            -----
     4.14   Investment Company Act; Other Regulations..........................   53
            -----------------------------------------
     4.15   Subsidiaries.......................................................   53
            ------------
     4.16   Use of Proceeds....................................................   53
            ---------------
     4.17   Environmental Matters..............................................   53
            ---------------------
     4.18   Accuracy of Information, etc.......................................   54
            -----------------------------
     4.19   Security Documents.................................................   55
            ------------------
     4.20   Solvency...........................................................   56
            --------
     4.21   Senior Indebtedness................................................   56
            -------------------
     4.22   Regulation H.......................................................   56
            ------------
     4.23   Certain Documents..................................................   56
            -----------------
     4.24   No Burdensome Restrictions.........................................   56
            --------------------------

SECTION 5. CONDITIONS PRECEDENT................................................   56
     5.1    Conditions to Initial Extension of Credit..........................   56
            -----------------------------------------
     5.2    Conditions to Each Extension of Credit.............................   58
            --------------------------------------

SECTION 6. AFFIRMATIVE COVENANTS...............................................   58
     6.1    Financial Statements...............................................   58
            --------------------
     6.2    Certificates; Other Information....................................   59
            -------------------------------
     6.3    Payment of Obligations.............................................   61
            ----------------------
     6.4    Maintenance of Existence; Compliance...............................   61
            ------------------------------------
     6.5    Maintenance of Property; Insurance.................................   61
            ----------------------------------
     6.6    Inspection of Property; Books and Records; Discussions.............   61
            ------------------------------------------------------
     6.7    Notices............................................................   61
            -------
     6.8    Environmental Laws.................................................   62
            ------------------
     6.9    Additional Collateral, etc.........................................   62
            ---------------------------
     6.10   Collateral Audit...................................................   64
            -----------------

SECTION 7. NEGATIVE COVENANTS..................................................   64
     7.1    Financial Condition Covenants......................................   64
            -----------------------------
     7.2    Indebtedness.......................................................   66
            ------------
     7.3    Liens..............................................................   68
            -----
     7.4    Fundamental Changes................................................   69
            -------------------
     7.5    Disposition of Property............................................   69
            -----------------------
     7.6    Restricted Payments................................................   70
            -------------------
     7.7    Investments........................................................   70
            -----------

     7.8    Optional Payments and Modifications of Certain Debt Instruments.........   70
            ---------------------------------------------------------------
     7.9    Transactions with Affiliates............................................   71
            ----------------------------
     7.10   Sales and Leasebacks....................................................   71
            --------------------
     7.11   Changes in Fiscal Periods...............................................   71
            -------------------------
     7.12   Negative Pledge Clauses.................................................   71
            -----------------------
     7.13   Clauses Restricting Subsidiary Distributions............................   71
            --------------------------------------------
     7.14   Lines of Business.......................................................   72
            -----------------
     7.15   Amendments to Merger Documentation......................................   72
            ----------------------------------

SECTION 8. EVENTS OF DEFAULT........................................................   72

SECTION 9. THE AGENTS...............................................................   76

     9.1    Appointment.............................................................   76
            -----------
     9.2    Delegation of Duties....................................................   76
            --------------------
     9.3    Exculpatory Provisions..................................................   76
            ----------------------
     9.4    Reliance by Administrative Agent........................................   76
            --------------------------------
     9.5    Notice of Default.......................................................   77
            -----------------
     9.6    Non-Reliance on Agents and Other Lenders................................   77
            ----------------------------------------
     9.7    Indemnification.........................................................   78
            ---------------
     9.8    Agent in Its Individual Capacity........................................   78
            --------------------------------
     9.9    Successor Administrative Agent..........................................   78
            ------------------------------
     9.10   Documentation Agent and Syndication Agent...............................   79
            -----------------------------------------

SECTION 10. MISCELLANEOUS...........................................................   79
     10.1   Amendments and Waivers..................................................   79
            ----------------------
     10.2   Notices.................................................................   80
            -------
     10.3   No Waiver; Cumulative Remedies..........................................   81
            ------------------------------
     10.4   Survival of Representations and Warranties..............................   81
            ------------------------------------------
     10.5   Payment of Expenses and Taxes...........................................   82
            -----------------------------
     10.6   Successors and Assigns; Participations and Assignments..................   83
            ------------------------------------------------------
     10.7   Adjustments; Set-off....................................................   85
            --------------------
     10.8   Counterparts............................................................   86
            ------------
     10.9   Severability............................................................   86
            ------------
     10.10  Integration.............................................................   86
            -----------
     10.11  GOVERNING LAW...........................................................   86
            -------------
     10.12  Submission To Jurisdiction; Waivers.....................................   86
            -----------------------------------
     10.13  Acknowledgements........................................................   87
            ----------------
     10.14  Releases of Guarantees and Liens........................................   88
            --------------------------------
     10.15  Confidentiality.........................................................   88
            ---------------
     10.16  WAIVERS OF JURY TRIAL...................................................   89
            ---------------------

ANNEX:

A             Pricing Grid


SCHEDULES:
---------

1.1A          Commitments
1.1B          Mortgaged Property
2.1           Outstanding Term Loans
2.10          Ohio Casualty Event
4.1           Non-GAAP Disclosures
4.4           Consents, Authorizations, Filings and Notices
4.15          Subsidiaries
4.19(a)       UCC Filing Jurisdictions
4.19(c)       Mortgage Filing Jurisdictions
7.2(d)        Existing Indebtedness
7.3(f)        Existing Liens
7.7(d)        Canadian Operations


EXHIBITS:
--------

A     Form of Assignment and Acceptance
B     Form of Borrowing Base Certificate
C     Form of Compliance Certificate
D     Form of Guarantee and Collateral Agreement
E     Form of Mortgage
F     Form of Tax Exemption Certificate
G     Form of Closing Certificate
H-1   Form of Legal Opinion of Gardere Wynne Sewell, L.L.P.
H-2   Form of Legal Opinion of Edward E. Rhyne
I     Form of Syndicate Assignment and Acceptance
J     Form of Consent

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 2000, among IFCO SYSTEMS N.V., a public limited liability company organized under the laws of the Netherlands ("Holdings"), IFCO SYSTEMS NORTH AMERICA,
                                    --------
INC., a  Delaware corporation and formerly known as PalEx Inc. (the "Borrower"),
                                                                     --------
the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CIBC WORLD MARKETS CORP. and BANC ONE
                                -------
CAPITAL MARKETS, INC. as co-lead arrangers and co-book runners (in such capacities, the "Arrangers"), CIBC WORLD MARKETS CORP., as syndication agent (in
                 ---------
such capacity, the "Syndication Agent"), and BANK ONE, NA, as administrative
                    -----------------
agent (in such capacity, the "Administrative Agent").
                              --------------------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower and Holdings are parties to the Amended and Restated Credit Agreement, dated as of March 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "Existing Agreement"), with the
                                              ------------------
several banks and other financial institutions or entities from time to time parties thereto, the Arrangers, the Syndication Agent and the Administrative Agent;

          WHEREAS, the Borrower has requested that the Existing Agreement be amended as set forth herein;

          WHEREAS, each of the parties to the Existing Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Agreement, for convenience of reference, has agreed to restate the Existing Agreement as so amended; and

          WHEREAS, each of the Lenders and the other parties hereto are agreeable to the terms and provisions of the Existing Agreement as amended and restated hereby;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Agreement agree that the Existing Agreement shall be and is hereby amended and restated in its entirety, and the parties hereto, intending to be legally bound hereby, agree as follows:


                            SECTION 1. DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this subsection 1.1 shall have the respective meanings set forth in this subsection 1.1.

          "Account": as defined in the Uniform Commercial Code as in effect in
           -------
the State of New York; such term shall exclude any security deposits received by Holdings or any of its Subsidiaries.

          "Account Debtor": as to any Account of any Person, any other Person
           --------------
who is or may become obligated to such Person under, with respect to, or on account of, such account.

          "Adjustment Date": as defined in the Pricing Grid.
           ---------------

          "Administrative Agent": as defined in the preamble hereto.
           --------------------

          "Affiliate": as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person.

          "Agents": the collective reference to the Syndication Agent and the
           ------
Administrative Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans, and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments shall have expired or been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Aggregate Revolving Credit Outstandings":  at any time, an amount
           ---------------------------------------
equal to the sum of (a) the aggregate then outstanding principal amount of all Revolving Credit Loans, (b) the aggregate then outstanding L/C Obligations and
(c) the Dollar Equivalent of the aggregate then outstanding principal amount of Swing Line Loans.

          "Agreement": this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Applicable Margin": for each Type of Loan, the rate per annum
           -----------------
determined pursuant to the Pricing Grid.

          "Application": an application, in such form as the applicable Issuing
           -----------
Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit; provided that, in the event of a conflict between an
                  --------
Application and this Agreement, the terms of this Agreement shall control.

          "Approved Fund": with respect to any Lender that is a fund that
           -------------
invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale": any Disposition of property or series of related
           ----------
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e) or (f) of subsection 7.5) that yields gross proceeds to Holdings or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000.

          "Assignee": as defined in subsection 10.6(c).
           --------

          "Assignment and Acceptance": an Assignment and Acceptance,
           -------------------------
substantially in the form of Exhibit A.
                             ---------

          "Assignor": as defined in subsection 10.6(c).
           --------

          "Available Revolving Credit Commitment": as to any Revolving Credit
           -------------------------------------
Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving
                                           ----
Extensions of Credit then outstanding; provided, that in calculating any
                                       --------
Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.7(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

          "Bank One": Bank One, NA
           --------

          "Base Rate": for any day, a rate per annum (rounded upwards, if
           ---------
necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in Chicago, Illinois (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors).

          "Base Rate Loans": Loans the rate of interest applicable to which is
           ---------------
based upon the Base Rate.

          "Benefitted Lender": as defined in Section 10.7(a).
           -----------------

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrower": IFCO Systems North America, Inc.
           --------

          "Borrowing Base":  at any date of determination thereof, an amount
           --------------
equal to the sum of (i) 85% of the Eligible Accounts Receivable at such date,
(ii) 60% of the Eligible Inventory at such date and (iii) at such date, (a) 45% of Eligible Crates through June 29, 2001, (b) 30% of Eligible Crates from June 30, 2001 through September 29, 2001, and (c) 20% of Eligible Crates thereafter. The Borrowing Base shall be determined from time to time by the Administrative Agent in its reasonable judgment by reference to the Borrowing Base Certificate then most recently delivered to it; provided that the information contained in
                                    --------
such Borrowing Base Certificate shall not be conclusive in calculating the Borrowing Base and, after consultation with the Borrower, the Administrative Agent and the Required Lenders shall be entitled, upon at least five (5) days prior written notice to Borrower, to adjust the amounts included within the categories of Eligible Accounts Receivable, Eligible Inventory and Eligible Crates and other information contained therein to the extent that it believes in its reasonable credit judgment that such adjustment is appropriate to cause the Borrowing Base (as so adjusted) to reflect the standards set forth in the definitions of the terms "Eligible Accounts Receivable," "Eligible Inventory" and "Eligible Crates."

          "Borrowing Base Certificate":  a certificate, substantially in the
           --------------------------
form of Exhibit B, (or in such other form as the Administrative Agent shall from
        ---------
time to time reasonably request), delivered pursuant to Section 6.2(f).

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business":  as defined in Section 4.17(b).
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close, provided, that (a) with respect to any borrowings,
                          --------
disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurocurrency Loans, such day is also a day on which dealings are carried on in the London interbank market, (b) with respect to any borrowings, disbursements and payments in respect of and calculations and interest rates pertaining to any Foreign Currency Swing Line Loan such day is also a day on which commercial banks are open for business, and on which dealings in the relevant Swing Line Foreign Currency are carried on, in the location the office of the Swing Line Lender from which such Swing Line Loan is being made and (c) when used in connection with any Loan denominated in euros, the term "Business Day" shall also exclude any day on which the trans-euro real-time gross settlement system known as "TARGET" is not open for the settlement of payments in euros.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities with maturities of one year or
           ----------------
less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits and demand deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Services ("S&P") or P-2 by Moody's
                                                    ---
Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year
                          -------
or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) in the case of any Foreign Subsidiary, (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) deposits, obligations or securities of the type and maturity described in clauses (b) through (f) above of foreign obligors, which deposits, obligations or securities or obligors (or the parent entities of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) deposits, obligations or securities of the type and maturity described in clauses (b) through (f) above of foreign obligors (or the parent entities of such obligors), which deposits, obligations or securities or obligors (or the parent entities of such obligors) do not have the ratings described in such clauses or in clause (g)(ii) but which are comparable in investment quality to such deposits, obligations or securities or obligors (or the parent entities of such obligors), as the case may be, or (h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CIBC": Canadian Imperial Bank of Commerce.
           ----

          "Closing Date": means April 30, 2001.
           ------------

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment Fee Rate":  with respect to the Revolving Credit
           -------------------
Commitments at any time, the rate per annum determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit C.
                                                 ---------

          "Conduit Lender":  any special purpose corporation organized and
           --------------
administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower; provided, that (a) the designation by any Lender of a Conduit Lender shall not
--------
relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, (b) the designation of any Conduit Lender shall not result in any greater costs to the Borrower hereunder than the Borrower would have incurred if such Conduit Lenders' Loans had been made by a non-Conduit Lender, (c) no Conduit Lender shall be deemed to have any Commitment hereunder and (d) the designating Lender shall act as administrative agent for its Conduit Lender and give and receive notices on its Conduit Lender's behalf, any payments for the account of its Conduit Lender shall be paid to the designating Lender as administrative agent for its Conduit Lender and neither the Borrower nor the Administrative Agent shall be responsible for such designating Lender's application of such payments.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum dated February 2000 and furnished to the Lenders.

          "Consolidated EBITDA":  for any period, Consolidated Net Income for
           -------------------
such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) with respect to the fiscal quarter of Holdings ending December 31, 2000 only, any extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) attributable to the sale of the Borrower's pallet manufacturing business, provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $65,000,000, and (f) with respect to the fiscal quarter of Holdings ending December 31, 2000 only, any other extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) in an aggregate amount not to exceed $15,900,000, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Total Leverage Ratio, Consolidated Senior Leverage Ratio or Consolidated Interest Coverage Ratio, (i) if at any time during such Reference Period Holdings or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period; (ii) if during such Reference Period Holdings or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period; provided that, Consolidated EBITDA shall not be adjusted to include projected post-acquisition cost savings, synergies or similar amounts; and (iii) if such Reference Period is prior to the effect of the Merger, Consolidated EBITDA will be calculated after giving pro forma effect to the combination of Holdings and the Borrower consistent with SEC regulations.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense":  for any period, total interest
           -----------------------------
expense, whether paid or accrued (including that attributable to Capital Lease Obligations and Synthetic Lease Obligations), of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the
                               --------
income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings (other than the Borrower) to the extent that both (i) the declaration or payment of dividends or similar distributions by such Subsidiary and (ii) the making or repayment of loans by such Subsidiary to its parent company or to the Borrower are not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary. For any period prior to the effective date of the Merger, Consolidated Net Income will be calculated after giving pro forma effect to the combination of Holdings and the Borrower consistent with SEC regulations.

          "Consolidated Net Worth":  at any date, all amounts that would, in
           ----------------------
conformity with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under stockholders' equity at such date.

          "Consolidated Senior Debt":  all Consolidated Total Debt other than
           ------------------------
the Senior Subordinated Notes and the Subordinated Seller Notes.

          "Consolidated Senior Leverage Ratio":  as at the last day of any
           ----------------------------------
period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Leverage Ratio":  as at the last day of any
           ---------------------------------
period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Continuing Directors":  the directors of Holdings on the Closing
           --------------------
Date, after giving effect to the Transactions and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Defaulted Account":  any Account of Holdings or its Subsidiaries
           -----------------
which has been or should have been charged-off as not collectable in conformity with the accounting policies of Holdings and its Subsidiaries as in effect from time to time.

          "Disposition":  with respect to any property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
           -------       -----------

          "Documentation Agent":  a single Lender selected by the Borrower, with
           -------------------
the consent of the Administrative Agent.

          "Dollar Equivalent":  with respect to (i) any amount of any currency
           -----------------
other than Dollars on any date, the equivalent amount in Dollars of such amount of currency as determined by the Administrative Agent in accordance with subsection 2.14(b) using the applicable Exchange Rate and (ii) any amount in Dollars, such amount.

          "Dollar Refunding Amount":  as defined in subsection 2.6(b)(i).
           -----------------------

          "Dollar Swing Line Commitment":  the Dollar Swing Line Lender's
           ----------------------------
obligation to make Dollar Swing Line Loans pursuant to subsection 2.5(a) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

          "Dollar Swing Line Lender":  Bank One, in its capacity as provider of
           ------------------------
Dollar Swing Line Loans.

          "Dollar Swing Line Loans":  as such term is defined in subsection
           -----------------------
2.5(a).

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Domestic Subsidiary":  any Subsidiary of Holdings organized under the
           -------------------
laws of any jurisdiction within the United States.

          "Eligible Accounts Receivable":  at any time, an amount equal to the
           ----------------------------
aggregate outstanding balance of all Accounts of Holdings and its Subsidiaries, as set forth in the aging reports of billed Accounts for Holdings and its Subsidiaries as of such time, provided that, unless otherwise approved in
                              --------
writing by the Administrative Agent, no amount owing in respect of any Account of Holdings or any of its Subsidiaries shall be deemed to be included in any calculation of Eligible Accounts Receivable if:

               (1) such Account is not a bona fide, valid and legally enforceable obligation of the Obligor thereon arising from the actual sale and delivery of goods to, lease of goods to or rendition to and acceptance of services by such Obligor, (ii) the goods giving rise to such Account have not been shipped and delivered to the Obligor thereon or the services giving rise to such Account have not been performed or (iii) such Account arises from a progress billing or percentage of completion invoice, but only to the extent the amount billed exceeds the value of the goods sold and delivered or the services performed with respect thereto;

               (2) such Account has been adjusted to reflect the return or rejection of, or any loss of or damage to, any of the Inventory giving rise to such Account; provided that amounts owing in respect of such
                                --------
          Account shall only be excluded to the extent of such adjustment;

               (3) such Account includes any material financing charges or late or other fees; provided that amounts owing in respect of such Account
                         --------
          shall only be excluded to the extent of such charges or fees;

               (4) such Account remains unpaid for more than 90 days after the date set forth for payment in the invoice originally issued therefor;

               (5) greater than 50% of the aggregate amount owing in respect of all Accounts by the Obligor thereon (together with its Affiliates) to the Borrower and its Subsidiaries remain unpaid more than 90 days after the date set forth for payment in the respective invoices originally issued therefor;

               (6) such Account is a Defaulted Account, unless the obligations of the Obligor under such Account are supported by a letter of credit issued by a bank or other credit insurance acceptable to the Administrative Agent;

               (7) a proceeding under bankruptcy or similar laws has occurred and is continuing with respect to the Obligor thereon unless the payment of Accounts from such Obligor is secured in a manner satisfactory to the Administrative Agent or, if the Account arises subsequent to a decree or order for relief with respect to such Obligor under any applicable bankruptcy laws, as now or hereinafter in effect, the timely payment and collection of such Account will not be impaired, as determined by the Administrative Agent in its reasonable judgment;

               (8) it is an Account which may be set off or charged against (i) any adverse security deposit or other similar deposit made by or for the benefit of such Obligor or (ii) any trade payable, rebate obligation or other similar liability owing to such Obligor; provided
                                                                       --------
          that amounts owing in respect of such Account shall only be excluded to the extent of such set-off or charge against such adverse security deposit, payable, rebate obligation or other similar liability;

               (9) such Account is the result of a re-invoice of a disputed Account or Defaulted Account;

               (10) such Account arises from (i) the sale to the Obligor on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, sample or trial basis, (ii) a sale subject to any retainages or holdbacks of any type or (iii) any other sale to the Obligor made pursuant to any other written agreement providing for repurchase or return; provided that no amount owing in respect of such
                                --------
          Account shall be excluded pursuant to this clause solely as a result of customary quality warranties or the general right to return goods provided by Holdings or any of its Subsidiaries;

               (11) such Account does not comply in all material respects with all applicable legal requirements;

               (12) such Account is not owned solely by Holdings or any of its Subsidiaries free and clear of all Liens or other rights or claims of any other Person (except in favor of the Administrative Agent); or

               (13) the Administrative Agent does not have a valid and perfected first priority security interest for the benefit of the Lenders in such Account and in any letter of credit, credit insurance or guarantee, the credit support provided by which would permit such Account to be an Eligible Account Receivable in accordance with the foregoing provisions of this definition (except for liens arising by operation of law, appropriate reserves for which have been reasonably established for Borrowing Base purposes by Holdings or a Subsidiary) or such Account does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

Notwithstanding the foregoing, in no event shall any Account that has been sold pursuant to, or is otherwise part of or subject to, any factoring or similar arrangement be considered an "Eligible Account Receivable."

          "Eligible Crates":  at any time, an amount equal to the aggregate
           ---------------
value of all crates of IFCO LLC which are located in North America. In determining the amount to be so included, such crates shall be valued at the standard cost maintained on a basis consistent with the IFCO LLC's current and historical accounting practice less reserves taken and adjustments made, if any,
                               ----
(i) on account of physical inventory adjustments, for standard cost variances and shrinkage accruals, (ii) for obsolete or slow moving goods as determined by crates remaining unsold or not leased or not placed into service for a period of 52 weeks, (iii) for crates returned or rejected by IFCO LLC's customers as damaged or defective, obsolete or otherwise non-salable, (iv) for Liens referred to in clause (b) below. Unless otherwise approved in writing by the Administrative Agent, no amount with respect to any Crates shall be deemed to be included in any calculation of Eligible Crates if:

          (a) the crate is not owned solely by IFCO LLC, or does not have good and valid title thereto; or

          (b) the crate is not subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Lenders prior to all other Liens except for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established for Borrowing Base purposes by IFCO LLC).

          "Eligible Inventory":  at any time, an amount equal to the aggregate
           ------------------
value of all Inventory of Holdings and its Subsidiaries. In determining the amount to be so included, such Inventory shall be valued at the standard cost maintained on a basis consistent with the Holding's or such Subsidiary's current and historical accounting practice less reserves taken and adjustments made, if
                                   ----
any, (i) on account of physical inventory adjustments, for standard cost variances and shrinkage accruals, (ii) for obsolete or slow moving goods as determined by Inventory remaining unsold or not placed into service for a period of 52 weeks, (iii) for goods returned or rejected by Holding's or such Subsidiary's customers as damaged or defective, obsolete or otherwise non-salable, (iv) for Liens referred to in clause (b). Unless otherwise approved in writing by the Administrative Agent, no amount with respect to any Inventory shall be deemed to be included in any calculation of Eligible Inventory if:

          (a) the Inventory is not owned solely by Holdings or such Subsidiary, or Holdings or such Subsidiary does not have good and valid title thereto; or

          (b) the Inventory is not subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Lenders prior to all other Liens except for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established for Borrowing Base purposes by Holdings or such Subsidiary).

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Base Rate": with respect to any Eurocurrency Borrowing
           ----------------------
for any Interest Period, the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the applicable page of the Reuters or Bloomberg screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the applicable page of the Reuters or Bloomberg screen (or otherwise on such screen), the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the relevant currency at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurocurrency Loans":  Loans the rate of interest applicable to which
           ------------------
is based upon the Eurocurrency Rate.

          "Eurocurrency Rate":  with respect to each day during each Interest
           -----------------
Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurocurrency Base Rate
         ------------------------------------------------------------
                      1.00 - Eurocurrency Reserve Requirements

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurocurrency Tranche":  the collective reference to Eurocurrency
           --------------------
Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "European Swing Line Administrator":  any single Lender selected by
           ---------------------------------
the Borrower, with the consent of the Administrative Agent.

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Exchange Rate":  with respect to (a) any calculation of the Foreign
           -------------
Currency Equivalent with respect to a currency other than Dollars on any date, the rate at which Dollars may be exchanged into such currency or (b) any calculation of the Dollar Equivalent with respect to a currency other than Dollars on any date, the rate at which such currency may be exchanged into Dollars, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 11:00 A.M. Chicago time on such date. In the event that such rate does not appear on any such Reuters page, the "Exchange Rate" with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M. local time at such date for the purchase of such currency with Dollars or the purchase of Dollars with such currency, as the case may be, for delivery two Business Days later; provided that if at the time of any such determination no such spot
            --------
rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such currency) as it deems appropriate to determine such rate and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

          "Excluded Foreign Subsidiary": IFCO Systems Canada, Inc.,  a
           ---------------------------
corporation organized under the laws of Ontario, Canada, formerly known as SMG Corporation, until such time as such corporation executes a Guarantee and Collateral Agreement and any other Foreign Subsidiary of the Borrower in respect of which either (a) the pledge of all the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower (concurred with by the Administrative Agent), result in adverse tax consequences to the Borrower.

          "Existing Credit Facility":  the Credit Agreement among Old PalEx, the
           ------------------------
banks from time to time parties thereto and Bank One, NA, as administrative agent thereunder, dated as of March 25, 1997, as amended.

          "Facility":  each of (a) the Term Loans made or maintained hereunder
           --------
(the "Term Loan Facility"), and (b) the Revolving Credit Commitments and the
      ------------------
extensions of credit made or maintained hereunder, including the Revolving Credit Loans and Swing Line Loans (the "Revolving Credit Facility").
                                        -------------------------

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Collateral Agreement":  an agreement, in form and substance
           ----------------------------
satisfactory to the Arrangers, to be delivered by a Foreign Subsidiary to the Administrative Agent pursuant to which such Foreign Subsidiary creates a Lien on its assets described therein in favor of the Administrative Agent, for the ratable benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

          "Foreign Currency Equivalent":  with respect to an amount of foreign
           ---------------------------
currency on any date, the amount of Dollars that would be required to purchase such amount of such foreign currency using the applicable Exchange Rate.

          "Foreign Currency Swing Line Commitment":  as defined in subsection
           --------------------------------------
2.6(a).

          "Foreign Currency Swing Line Lender":  the European Swing Line
           ----------------------------------
Administrator (including any branch or affiliate thereof) and any other Lender (including Bank One and CIBC) that, with the consent of the Borrower and the Administrative Agent, agrees to make Foreign Currency Swing Line Loans hereunder, in its capacity as a provider of such Foreign Currency Swing Line Loans.

          "Foreign Currency Swing Line Loan Agreement":  as defined in
           ------------------------------------------
subsection 2.6(a).

          "Foreign Currency Swing Line Loans":  as defined in subsection 2.6(a).
           ---------------------------------

          "Foreign Currency Swing Line Outstandings":  at any time, the sum of
           ----------------------------------------
the Dollar Equivalents of the aggregate then outstanding principal amount of Foreign Currency Swingline Loans.

          "Foreign Currency Swing Line Subfacility Amount":  $50,000,000.
           ----------------------------------------------

          "Foreign Guarantee":  a guarantee, in form and substance satisfactory
           -----------------
to the Arrangers, to be delivered by a Foreign Subsidiary to the Administrative Agent pursuant to which such Foreign Subsidiary guarantees, in favor of the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment when due of the Obligations as amended, supplemented or otherwise modified from time to time.

          "Foreign Subsidiary":  any Subsidiary of Holdings that is not a
           ------------------
Domestic Subsidiary.

          "Funding Office":  with respect to Loans in any currency, the office
           --------------
specified from time to time by the Administrative Agent as its funding office for such currency by notice to Holdings and the Lenders.

          "GAAP":  generally accepted accounting principles in the United States
           ----
as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(c).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit D, as the same may be
                                                   ---------
amended, supplemented or otherwise modified from time to time; provided that, in
                                                               --------
respect of any Foreign Subsidiary that executes a Foreign Guarantee, such term shall refer to such Foreign Guarantee.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors":  the collective reference to Holdings and the Subsidiary
           ----------
Guarantors.

          "Hedge Agreements":  all interest rate swaps, caps or collar
           ----------------
agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Holdings":  as defined in the preamble hereto.
           --------

          "IFCO Companies": IFCO Europe Beteiligungs GmbH, a limited liability
           --------------
company organized under the laws of the Federal Republic of Germany, MTS Okologistik Verwaltungs GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, and IFCO International Network Beteiligungsgesellschaft mbH, a limited liability company organized under the laws of the Federal Republic of Germany.

          "IFCO LLC": IFCO-U.S., L.L.C.
           --------

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all manditorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements and for the purpose of 7.2(i), the direct or contingent obligations of such Person pursuant to such factoring agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor or that the liability of such Person is limited to amounts invested by such Person in such entity.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last day
           ---------------------
of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan or Foreign Currency Swing Line Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan or Foreign Currency Swing Line Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Dollar Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurocurrency Loan or Foreign Currency
           ---------------
Swing Line Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan or Foreign Currency Swing Line Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the
                                                       --------
foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the date final payment is due on the Revolving Credit Loans, Foreign Currency Swing Line Loans or the Term Loans, as the case may be;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan or Foreign Currency Swing Line Loan during an Interest Period for such Loan; and

               (v) in the case of Foreign Currency Swing Line Loans, the Borrower may select an Interest Period of less than one month's duration to the extent that the Borrower and the relevant Foreign Currency Swing Line Lender agree on such an Interest Period.

          "Inventory":  as defined in the Uniform Commercial Code as in effect
           ---------
in the State of New York from time to time; such term shall exclude, however, any crates and pallets owned by Holdings or any of its Subsidiaries.

          "Investments":  as defined in Section 7.7.
           -----------

          "Issuing Lenders":  CIBC and Bank One, NA (or an affiliate thereof),
           ---------------
in their capacities as issuers of any Letter of Credit.

          "L/C Commitment":  $25,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
and December to occur when any Letter of Credit shall be outstanding.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate undrawn amount of all outstanding Letters of Credit at such time, plus
(b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
Credit Lenders other than the applicable Issuing Lender.

          "Lenders":  as defined in the preamble hereto; provided, that unless
           -------                                       --------
the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents and the
           --------------
Notes.

          "Loan Parties":  Holdings, the Borrower and each other Subsidiary of
           ------------
Holdings that is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Aggregate Revolving Credit Outstandings, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Material Acquisition": any acquisition of property or series of
           --------------------
related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Holdings and its Subsidiaries in excess of $1,000,000.

          "Material Adverse Effect":  any event, development or circumstance
           -----------------------
that has had or could reasonably be expected to have a material adverse effect on (a) the Transactions, (b) the business, property, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, (c) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
(d) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including presently friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Merger":  as defined in the recitals hereto.
           ------

          "Merger Agreement":  the Amended and Restated Agreement and Plan of
           ----------------
Reorganization by and among IFCO, the Borrower, the IFCO Companies, Schoeller Packaging Systems GmbH and Silver Oak Acquisition Corp. and dated as of October 6, 1999 and effective as of March 29, 1999, a copy of which is included as an exhibit to the Registration Statement.

          "Merger Documentation":  collectively, the Merger Agreement and all
           --------------------
schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.

          "Mortgaged Properties": the real properties listed on attached
           --------------------
Schedule 1.1B, as to which the Administrative Agent for the benefit of the
-------------
Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages": each of the mortgages and deeds of trust made by any
           ---------
Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit E (with such
                                                     ---------
changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes": as defined in Section 2.18(a).
           ------------------

          "Non-U.S. Lender": as defined in Section 2.18(d).
           ---------------

          "Notes": the collective reference to any promissory note evidencing
           -----
Loans.

          "Notice of Foreign Currency Swing Line Refunding": as defined in
           -----------------------------------------------
subsection 2.6(b)(i).

          "Obligations": the unpaid principal of and interest on (including
           -----------
interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Obligor": with respect to an Account, the purchaser of the goods or
           -------
services or the lessee of goods giving rise to such Account or any other Person obligated to make payment in respect of such purchase of such goods or services or lease of goods.

          "Old PalEx": PalEx, Inc., predecessor to IFCO Systems North America,
           ---------
Inc.

          "Other Taxes": any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 10.6(b).
           -----------

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Investors": the collective reference to Schoeller Logistic
           -------------------
Technologies Holding GmbH and its Affiliates.

          "Person": an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid": the pricing grid attached hereto as Annex A.
           ------------

          "Projections": as defined in Section 6.2(c).
           -----------

          "Properties": as defined in Section 4.17(a).
           ----------

          "Proxy": the Proxy Statement filed by Holdings in connection with the
           -----
Merger pursuant to Section 14(a) of the Securities Exchange Act of 1934.

          "Recovery Event": any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of Holdings' Subsidiaries.

          "Reference Lender": Bank One, NA.
           ----------------

          "Refunded Dollar Swing Line Loans": as defined in subsection
           --------------------------------
2.5(c)(i).

          "Register": as defined in Section 10.6(d).
           --------

          "Registration Statement": the Registration Statement on Form F-4
           ----------------------
filed by Holdings with the Securities and Exchange Commission on February 2, 2000.

          "Regulation U": Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation": the obligation of the Borrower to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reorganization": with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
(S) 4043.

          "Required Lenders": at any time, the holders of more than 50% of the
           ----------------
sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding, and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have expired or been terminated, the Aggregate Revolving Credit Outstandings then outstanding.

          "Requirement of Law": as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president,
           -------------------
executive vice president, chief financial officer or chief accounting officer of the Borrower or Holdings, as the case may be, but in any event, with respect to financial matters, the chief financial officer of the Borrower or Holdings, as the case may be.

          "Restricted Payments": as defined in Section 7.6.
           -------------------

          "Revolving Credit Commitment": as to any Lender, the obligation of
           ---------------------------
such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on attached Schedule 1.1A or in the
                                                    -------------
Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Credit Commitments is $100,000,000.

          "Revolving Credit Commitment Period": the period from and including
           ----------------------------------
the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Facility": as defined in the definition of
           -------------------------
Facility.

          "Revolving Credit Lender": each Lender that has a Revolving Credit
           -----------------------
Commitment or that holds Revolving Credit Loans.

          "Revolving Credit Loans": as defined in Section 2.3.
           ----------------------

          "Revolving Credit Percentage": as to any Revolving Credit Lender at
           ---------------------------
any time, the percentage determined by dividing such Lender's Revolving Credit Commitment at such time by the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage determined by dividing the aggregate principal amount of such Lender's Revolving Credit Loans by the then outstanding by the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Credit Termination Date": February 4, 2003.
           ---------------------------------

          "Revolving Extensions of Credit": as to any Revolving Credit Lender
           ------------------------------
at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and
(c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding (calculated, in the case of Foreign Currency Swing Line Loans, on the basis of the Dollar Equivalent thereof) .

          "Schoeller": Schoeller Plast Industries GmbH, a corporation organized
           ---------
under the laws of the Federal Republic of Germany.

          "SEC": the Securities and Exchange Commission, any successor thereto
           ---
and any analogous Governmental Authority.

          "Security Documents": the collective reference to the Guarantee and
           ------------------
Collateral Agreement, the Mortgages, all Foreign Collateral Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Subordinated Note Indenture": the Indenture, dated on or
           ----------------------------------
about the Closing Date, entered into by Holdings and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by Holdings or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.8.

          "Senior Subordinated Notes": the subordinated notes of Holdings issued
           -------------------------
on the Closing Date pursuant to the Senior Subordinated Note Indenture.

          "Single Employer Plan": any Plan that is covered by Title IV of
           --------------------
ERISA, but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any
           -------
date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control": a "Change of Control" (or the
           ---------------------------
comparable concept) as defined in the Senior Subordinated Note Indenture.

          "Subordinated Seller Notes": the notes set forth on the attached
           -------------------------
Schedule 7.2(d).
---------------

          "Subsidiary": as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

          "Subsidiary Guarantor": each Subsidiary of Holdings (other than the
           --------------------
Borrower and any Excluded Foreign Subsidiary).

          "Swing Line Foreign Currencies": Deutschemarks and euros.
           -----------------------------

          "Swing Line Lenders": collectively, the Dollar Swing Line Lender and
           ------------------
the Foreign Currency Swing Line Lenders.

          "Swing Line Loans": collectively, Dollar Swing Line Loans and Foreign
           ----------------
Currency Swing Line Loans.

          "Swing Line Note": as defined in subsection 2.5(b).
           ---------------

          "Syndication Agent": as defined in the preamble hereto.
           -----------------

          "Synthetic Lease": a lease of property or assets designed to permit
           ---------------
the lessee (i) to claim depreciation on such property or assets under U.S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.

          "Synthetic Lease Obligations": with respect to any Synthetic Lease, at
           ---------------------------
any time, an amount equal to the higher of (x) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (y) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in, the lessor under such Synthetic Lease.

          "Term Loans": as defined in subsection 2.1.
           ----------

          "Term Loan Facility": as defined in the definition of "Facility."
           ------------------

          "Term Loan Lender": each Lender that is the holder of a Term Loan.
           ----------------

          "Term Loan Percentage": as to any Term Loan Lender at any time, the
           --------------------
ratio (expressed as a percentage) derived by dividing (a) the aggregate principal amount of such Lender's Term Loans then outstanding by (b) the
                                                              --
aggregate principal amount of the Term Loans then outstanding.

          "Total Revolving Credit Commitments": at any time, the aggregate
           ----------------------------------
amount of the Revolving Credit Commitments then in effect.

          "Transactions": as defined in the recitals hereto.
           ------------

          "Transferee": any Assignee or Participant.
           ----------

          "Type": as to any Loan, its nature as a Base Rate Loan or a
           ----
Eurocurrency Loan.

          "United States": the United States of America.
           -------------

          "Wholly Owned Subsidiary": as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is
           ---------------------------------
a Wholly Owned Subsidiary of Holdings.

          1.2  Other Definitional Provisions. (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP,
(ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Where applicable, any amount (including, without limitation, minimum borrowing, prepayment or repayment amounts) expressed in Dollars shall, when referring to any currency other than Dollars, be deemed to mean an amount of such currency having a Dollar Equivalent approximately equal to such amount.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Loans. Subject to the terms and conditions hereof, each Term
              ----------
Loan Lender severally agrees to maintain one or more term loans to the Borrower in Dollars in an aggregate amount not to exceed the amount of the Term Loans of such Lender outstanding on the Closing Date as set forth on the attached
Schedule 2.1 (each, a "Term Loan"). The Term Loans may from time to
------------           ---------
time be Eurocurrency Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.11.

          2.2 Repayment of Term Loans. The Term Loan of each Lender shall be
              -----------------------
payable in equal monthly principal installments in an amount equal to such Lender's Term Loan Percentage multiplied by $667,000, such installments being due and payable on the last day of each calendar month, commencing on September 30, 2001 and continuing monthly thereafter through the Revolving Credit Termination Date whereupon all remaining unpaid principal and other amounts owing in respect of the Term Loans shall be due and payable.

          2.3 Revolving Credit Commitments. Subject to the terms and conditions
               ----------------------------
hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") in Dollars to the Borrower from time to time
        ----------------------
during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (a) the L/C Obligations then outstanding and (b) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the lesser of (x) the amount of such Lender's Revolving Credit Percentage of the Borrowing Base then in effect and (y) such Revolving Credit Lender's Revolving Credit Commitment then in effect. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.4 and 2.11.

          2.4 Procedure for Revolving Credit Loan Borrowing. The Borrower may
              ---------------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the
                                       --------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., Chicago time, (a)
three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and
(iii) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Dollar Swing Line Lender may request, on behalf of
         --------
the Borrower, borrowings under the Revolving Credit Commitments that are Base Rate Loans in other amounts pursuant to subsection 2.5. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative
              --- ----
Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, Chicago time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Loan. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          2.5 Dollar Swing Line Commitment. (a)  Subject to the terms and
              ----------------------------
conditions hereof, the Dollar Swing Line Lender agrees to make swing line loans denominated in Dollars ("Dollar Swing Line Loans") to the Borrower from time to
                         -----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Dollar Swing Line Commitment, provided that no Dollar Swing Line Loan shall be required to be made
            --------
hereunder unless, after giving effect thereto, (i) the Available Revolving Credit Commitment of each Revolving Credit Lender would not be less than zero,
(ii) the Aggregate Revolving Credit Outstandings would not exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders and (iii) the Aggregate Revolving Credit Outstandings would not exceed the Borrowing Base at such time. Amounts borrowed by the Borrower under this subsection 2.5(a) may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. All Dollar Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into Eurocurrency Loans. The Borrower shall give the Dollar Swing Line Lender irrevocable notice (which notice must be received by the Dollar Swing Line Lender prior to 12:00 Noon, Chicago time) on the requested Borrowing Date specifying the amount of the requested Dollar Swing Line Loan which shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Dollar Swing Line Loan will be made available on the date requested by the

Dollar Swing Line Lender to the Borrower by crediting the account of the Borrower as specified in writing by the Borrower to the Administrative Agent with such proceeds in Dollars.

          (b) The Borrower agrees that, upon the request to the Administrative Agent by the Dollar Swing Line Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 10.6, to evidence the Dollar Swing Line Loans the Borrower will execute and deliver to the Dollar Swing Line Lender a promissory note in a form satisfactory to the Dollar Swing Line Lender, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the "Swing Line
                                                                     ----------
Note"), payable to the order of the Dollar Swing Line Lender and representing
----
the obligation of the Borrower to pay the amount of the Dollar Swing Line Commitment or, if less, the unpaid principal amount of the Dollar Swing Line Loans made to the Borrower by the Dollar Swing Line Lender, with interest thereon as prescribed in subsection 2.13. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Termination Date and (c) provide for the payment of interest in accordance with subsection 2.13.

          (c) (i) The Dollar Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Dollar Swing Line Loan outstanding for more than five Business Days, the Dollar Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Dollar Swing Line Lender to act on its behalf), request each Revolving Credit Lender, to make a Revolving Credit Loan as a Base Rate Loan in Dollars in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the principal amount of all of the Dollar Swing Line Loans (the "Refunded Dollar Swing Line Loans") outstanding on the date such notice is
---------------------------------
given. Unless the Revolving Credit Commitments shall have expired or terminated for any reason, including but not limited to, the occurrence of any of the events described in paragraph (f) of Section 8 with respect to the Borrower (in which event the procedures set forth in paragraph (c)(ii) of this subsection 2.5 shall apply), and without regard to whether the conditions precedent in subsection 5.2 are satisfied, each Revolving Credit Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Dollar Swing Line Lender at the office of the Administrative Agent specified by the Administrative Agent prior to 12:00 Noon, Chicago time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Dollar Swing Line Loans.

          (ii) If the Revolving Credit Commitments shall expire or terminate (for any reason, including but not limited to the occurrence of any of the events described in paragraph (f) of Section 8 with respect to the Borrower) at any time while Dollar Swing Line Loans are outstanding, each Revolving Credit Lender shall, at the option of the Dollar Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments and without regard to whether the conditions precedent in subsection 5.2 are satisfied, make a Revolving Credit Loan as a Base Rate Loan (which Revolving Credit Loan shall be deemed a "Revolving Credit Loan" for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Dollar Swing Line Loans, in either case, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage (determined on the date of, and immediately prior to, expiration or termination of the Revolving Credit Commitments), of the aggregate principal amount of such Dollar Swing Line Loans. Each Revolving Credit Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Dollar Swing Line Lender at the office of the Administrative Agent specified by the Administrative Agent prior to 12:00 Noon, Chicago time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Dollar Swing Line Loans outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Revolving Credit Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph
(c)(ii), each Revolving Credit Lender shall immediately transfer to the Dollar Swing Line Lender, in immediately available funds, the amount of its participation.

          (iii) Whenever, at any time after the Dollar Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Dollar Swing Line Loan and the Dollar Swing Line Lender receives any payment on account thereof, the Dollar Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided that in the event
                                                    --------
that such payment received by the Dollar Swing Line Lender is required to be returned such Revolving Credit Lender will return to the Dollar Swing Line Lender any portion thereof previously distributed by the Dollar Swing Line Lender to it.

          (d) Notwithstanding anything herein to the contrary, the Dollar Swing Line Lender shall not make any Dollar Swing Line Loan if it shall have received, at least one Business Day prior to the date of such Loan, written notice from the Borrower or any Lender stating that the conditions set forth in subsection
5.2 have not been satisfied.

          2.6  Foreign Currency Swing Line Commitment.  (a) (i)  The Borrower
               --------------------------------------
may, subject to the terms and conditions of this Agreement, borrow swing line loans denominated in Swing Line Foreign Currencies ("Foreign Currency Swing Line
                                                     ---------------------------
Loans") from any Foreign Currency Swing Line Lender from time to time during the
-----
Revolving Credit Commitment Period upon the extension of a Foreign Currency Swing Line Commitment (as hereafter defined) on such terms and conditions as may be agreed to (any such agreement, a "Foreign Currency Swing Line Loan
                                     --------------------------------
Agreement") by the Borrower and such Foreign Currency Swing Line Lender,
---------
including, but not limited to, the applicable Swing Line Foreign Currency, the procedures for the Foreign Currency Swing Line Lender to make the proceeds of such Foreign Currency Swing Line Loans available to the Borrower (including, without limitation, the lending office from which such Foreign Currency Swing Line Loan is to be made), the maximum aggregate principal amount of Foreign Currency Swing Line Loans that such Foreign Currency Swing Line Lender shall commit to lend to the Borrower in such

Swing Line Foreign Currency (such amount, a "Foreign Currency Swing Line
                                             ---------------------------
Commitment") and the duration of such Foreign Currency Swing Line Commitment,
----------
provided that such terms and conditions shall not be inconsistent with the
--------
limitations on Foreign Currency Swing Line Commitments and Foreign Currency Swing Line Loans set forth in this subsection and elsewhere in this Agreement. No loan made under a Foreign Currency Swing Line Commitment shall be treated as a Foreign Currency Swing Line Loan for purposes of this Agreement and the other Loan Documents, including, but not limited to, for the purposes of entitling such loans to the benefits of subsection 2.6(b), unless and until (i) the Borrower and the applicable Foreign Currency Swing Line Lender shall have informed the Administrative Agent and the European Swing Line Administrator in writing of the Dollar Equivalent of the Foreign Currency Swing Line Commitment of such Foreign Currency Swing Line Lender and all other terms and conditions thereof and (ii) the European Swing Line Administrator shall have confirmed that the Dollar Equivalent of the Foreign Currency Swing Line Commitment to be extended (when added to the Dollar Equivalent (calculated in each case on the date such Foreign Currency Swing Line Commitment is originally extended) of all other Foreign Currency Swing Line Commitments then in effect) would not exceed the Foreign Currency Swing Line Subfacility Amount. At any time, and from time to time thereafter, subject to the terms and conditions of this Agreement, the Borrower may borrow Foreign Currency Swing Line Loans from such Foreign Currency Swing Line Lender in an amount equal to the then unused amount of the Foreign Currency Swing Line Commitment of such Foreign Currency Swing Line Lender.

          (ii) Anything in this subsection 2.6 to the contrary notwithstanding,
(x) at no time shall any Foreign Currency Swing Line Loan Commitment be extended by a Swing Line Lender (other than CIBC or Bank One) or any Foreign Currency Swing Line Loan be made by any Foreign Currency Swing Line Lender if, after giving effect thereto, the aggregate Dollar Equivalent of the then outstanding Foreign Currency Swing Line Commitment or Foreign Currency Swing Line Loans of all the Foreign Currency Swing Line Lenders would exceed the Foreign Currency Swing Line Subfacility Amount and (y) at no time shall any Foreign Currency Swing Line Loan Commitment be extended by a Swing Line Lender, or any Foreign Currency Swing Line Loan be made by any Foreign Currency Swing Line Lender if, after giving effect thereto, (I) the Available Revolving Credit Commitment of a Revolving Credit Lender would be less than zero, (II) the Aggregate Revolving Credit Outstandings would exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders or (III) the Aggregate Revolving Credit Outstandings would exceed the Borrowing Base at such time.

          (b) (i) Subject to the provisions of the second sentence of subsection 2.6(a)(i), if any Event of Default shall occur and be continuing, any Foreign Currency Swing Line Lender may, in its sole and absolute discretion, direct that the Foreign Currency Swing Line Loans owing to it be refunded, by delivering a notice (with such detail as the Administrative Agent shall request, a "Notice of Foreign Currency Swing Line Refunding") to the Administrative Agent
   -----------------------------------------------
and the European Swing Line Administrator. Upon receipt of such notice, the Administrative Agent shall (i) promptly give notice of the contents thereof to the Revolving Credit Lenders and, unless an Event of Default described in paragraph (f) of Section 8 in respect of the Borrower has occurred, to the Borrower and

(ii) calculate, without regard to the first sentence of subsection 2.6(a)(ii), the Foreign Currency Equivalent of the aggregate principal amount of the Foreign Currency Swing Line Loans of such Foreign Currency Swing Line Lender outstanding as of the date the Administrative Agent received such Notice of Foreign Currency Swing Line Refunding (the "Dollar Refunding Amount"). Each such Notice of
                           -----------------------
Foreign Currency Swing Line Refunding shall be deemed to constitute delivery by the Borrower of a notice to the Administrative Agent requesting each Revolving Credit Lender to make a Revolving Credit Loan denominated in Dollars in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the Dollar Refunding Amount as a Base Rate Loan. Unless the Revolving Credit Commitments shall have expired or terminated for any reason, including but not limited to, the occurrence of any of the events described in paragraph (f) of
Section 8 hereto with respect to the Borrower (in which event the procedures set forth in paragraph (b)(ii) of this subsection 2.6 shall apply), and without regard to whether the conditions precedent in subsection 5.2 are satisfied, each Revolving Credit Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the applicable Foreign Currency Swing Line Lender at the office of the Administrative Agent specified by the Administrative Agent prior to 12:00 Noon, Chicago time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay to the applicable Foreign Currency Swing Line Lender the Dollar Refunding Amount.

          (ii) If the Revolving Credit Commitments shall expire or terminate (for any reason, including but not limited to the occurrence of any of the events described in paragraph (f) of Section 8 hereto with respect to the Borrower) at any time while Foreign Currency Swing Line Loans made by a Foreign Currency Swing Line Lender are outstanding, each Revolving Credit Lender shall, at the option of the applicable Foreign Currency Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments and without regard to whether the conditions precedent in subsection 5.2 are satisfied, make a Revolving Credit Loan as a Base Rate Loan denominated in Dollars (which Revolving Credit Loan shall be deemed a "Revolving Credit Loan" for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in the outstanding Foreign Currency Swing Line Loans of such Foreign Currency Swing Line Lender, in either case, in a Foreign Currency Equivalent equal to such Revolving Credit Lender's Revolving Credit Percentage determined on the date of, and immediately prior to, expiration or termination of the Revolving Credit Commitments, of the aggregate principal amount of such Foreign Currency Swing Line Loans (calculated without regard to the first sentence of subsection 2.6(a)(ii)). Each Revolving Credit Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the applicable Foreign Currency Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, Chicago time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Foreign Currency Swing Line Loans of such Foreign Currency Swing Line Lender outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Revolving Credit Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (b)(ii), each Revolving Credit Lender shall immediately transfer to the applicable Foreign Currency Swing Line Lender, in immediately available funds, the amount of its participation.

          (iii) Whenever, at any time after a Foreign Currency Swing Line
Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Foreign Currency Swing Line Loan made by such Foreign Currency Swing Line Lender and such Foreign Currency Swing Line Lender receives any payment on account thereof, such Foreign Currency Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided that in
                                                             --------
the event that such payment received by such Foreign Currency Swing Line Lender is required to be returned such Revolving Credit Lender will return to such Foreign Currency Swing Line Lender any portion thereof previously distributed by such Foreign Currency Swing Line Lender to it.

          (c) Upon receipt by the Foreign Currency Swing Line Lender of any payment of interest on any Foreign Currency Swing Line Loan calculated pursuant to subsection 2.13(c), the Foreign Currency Swing Line Lender shall pay over to the other Revolving Credit Lenders an amount in Dollars equal to the Dollar Equivalent of the excess of (a) the amount of such payment over (b) the sum of
(i) the amount which would have been due in respect of such interest payment had it been calculated solely on the basis of the Eurocurrency Rate in effect during the applicable Interest Period plus 1/4 of 1% and (ii) the product of (A) the Revolving Credit Percentage of the Foreign Currency Swing Line Lender and (B) the amount which would have been due in respect of such interest payment had it been calculated solely on the basis of the Applicable Margin in effect for such Foreign Currency Swing Line Loans during the applicable Interest Period. Such payment by the Foreign Currency Swing Line Lender shall be shared ratably among the relevant Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages.

          (d) Notwithstanding anything herein to the contrary, no Foreign Currency Swing Line Lender shall not make any Foreign Currency Swing Line Loan if it shall have received, at least one Business Day prior to the date of such Loan, written notice from the Borrower or any Lender stating that the conditions set forth in subsection 5.2 have not been satisfied.

          2.7   Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
                ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee in Dollars for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily unused amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          (c)  For purposes of calculating the commitment fee pursuant to clause
(a) above, the Dollar Equivalent of any Eurocurrency Loan shall be deemed to be calculated on the basis of the Exchange Rate utilized in calculating the Dollar Equivalent thereof on the date such Eurocurrency Loan shall originally have been made until such Eurocurrency Loan is continued as such in accordance with subsection 2.11, after which time, until such Eurocurrency Loan shall be continued again, the Dollar Equivalent of such Eurocurrency Loan shall be deemed to be calculated on the basis of the Exchange Rate utilized in calculating the Dollar Equivalent thereof on the date of such continuation.

          2.8  Termination or Reduction of Commitments.  The Borrower shall have
               ---------------------------------------
the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such
                                                       --------
termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Aggregate Revolving Credit Outstandings would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.9  Optional Prepayments.  The Borrower may at any time and from time
               --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurocurrency Loans, and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or Base Rate Loans; provided, that if a Eurocurrency Loan is prepaid on
                          --------
any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to subsection 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate amount equal to the Dollar Equivalent of $100,000 or a whole multiple thereof.

          2.10 Mandatory Prepayments and Commitment Reductions.  (a)  If any
                -----------------------------------------------
Indebtedness shall be incurred by Holdings or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with subsection 7.2) or any Capital Stock shall be issued or sold by Holdings or any of its Subsidiaries, an amount equal to (i) 100% of the Net Cash Proceeds in the case of an incurrence of Indebtedness, and (ii) 66 2/3% of the Net Cash Proceeds in the case of an issuance or sale of Capital Stock, shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments as set forth in subsection 2.10(d).

          (b) The Borrower shall apply the amount if any, of Net Cash Proceeds received by Holdings or any of its Subsidiaries after January 1, 2001 in connection with any Capital Lease Obligation or other transaction permitted by subsections 7.2(k) or 7.10 toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments as set forth in subsection 2.10(d).

          (c)  If on any date Holdings or any of its Subsidiaries shall receive
(i) Net Cash Proceeds from any Asset Sale or (ii) Net Cash Proceeds in excess of $250,000 from any Recovery Event, other than as specified on the attached
Schedule 2.10, then such Net Cash Proceeds shall be applied on such date toward
-------------
the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.10(d).

          (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to clauses (a), (b) and (c) of this subsection 2.10 shall be applied first, to prepay any Term Loans outstanding at such time, and second, to permanently reduce the Revolving Credit Commitments.

Any reduction of the Term Loans pursuant to this subsection 2.10 shall be applied to the installments of any such Term Loans ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. Any reduction of the Revolving Credit Commitments pursuant to subsection 2.11 shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Aggregate Revolving Credit Outstandings exceed the amount of the Total Revolving Credit Commitments as so reduced, provided
                                                                    --------
that if the aggregate Dollar Equivalent principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this subsection 2.10 shall be made, first, to Base
                                                                  -----
Rate Loans and, second, to Eurocurrency Loans.  Each prepayment of the Loans
                ------
under this subsection 2.10 (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (e) If, at any time for any reason, the Aggregate Revolving Credit Outstandings exceed an amount equal to the lesser of (i) the Borrowing Base on such date and (ii) the Total Revolving Credit Commitments on such date, the Borrower shall first prepay the Revolving Credit Loans and/or Swing Line Loans
               -----
then outstanding, second pay any Reimbursement Obligations then
                  ------
outstanding and, last, cash collateralize any outstanding L/C Obligation in an
                 ----
amount equal to such excess.

          2.11  Conversion and Continuation Options.  (a)  The Borrower may
                -----------------------------------
elect from time to time to convert Eurocurrency Loans denominated in Dollars to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of
                                           --------
Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted
--------
into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurocurrency Loan denominated in any currency may be continued as such in such currency upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency
                                                --------
Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further,
                                                            --------  -------
that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (c) For the avoidance of doubt, it is understood that the Borrower may not pursuant to this subsection, (i) elect to convert the currency in which any Foreign Currency Swing Line Loans are denominated or (ii) elect to convert Foreign Currency Swing Line Loans from Eurocurrency Loans to Base Rate Loans.

          2.12  Limitations on Eurocurrency Tranches.  Notwithstanding anything
                ------------------------------------
to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate Dollar Equivalent of the principal amount of the Eurocurrency Loans in any Eurocurrency Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) there shall be no more than 10 Eurocurrency Tranches outstanding at any time.

          2.13  Interest Rates and Payment Dates.  (a)  Each Eurocurrency Loan
                --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) Each Foreign Currency Swing Line Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin plus 1/4 of 1%.

          (d) Notwithstanding the foregoing, (i) if all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such amount shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.13 or the provisions of subsection 3.5, as the case may be, in each case plus 2%, and (ii) if all or a portion of any interest payable on any Loan
     ----
or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Base Rate Loans plus 2% or, in the
                                                          ----
case of amounts denominated in a currency other than Dollars at the rate per annum determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) plus the Applicable Margin then in effect with respect to Eurocurrency Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, in each case, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
      --------
subsection 2.13 shall be payable from time to time on demand.

          2.14  Computation of Interest, Fees and Dollar Equivalent.  (a)
                ---------------------------------------------------
Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) The Administrative Agent will determine the Dollar Equivalent with respect to:

                (i) any Foreign Currency Swing Line Loans, as of the proposed Borrowing Date thereof;

                (ii) all outstanding Foreign Currency Swing Line Loans for the purposes of calculations under subsection 2.22, as of the last Business Day of each calendar month or as otherwise provided for in subsection 2.22;

                (iii) all outstanding Foreign Currency Swing Line Loans, on any date on which the Revolving Credit Commitments are reduced pursuant to subsection 2.10; and

                (iv) each Foreign Currency Swing Line Commitment, as of the date such Foreign Currency Swing Line Commitment is originally extended; and

          (c) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.13(a).

          2.15  Inability to Determine Interest Rate.  If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as Base Rate Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

          2.16  Pro Rata Treatment and Payments.  (a)  Each payment (including
                -------------------------------
each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding
                         --- ----
principal amounts of the Term Loans then held by the Term Loan Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the
--- ----
Revolving Credit Loans then held by the Revolving Credit Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Chicago time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars (other than principal and interest on Foreign Currency Swing Line Loans, which shall be payable in the applicable Swing Line Foreign Currency), and in immediately available funds.
The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, upon written notice to the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- ----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.17  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.18 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower in writing (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction;

provided that the Borrower shall not be required to compensate a Lender pursuant
--------
to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving
                           -------- -------
rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this subsection submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18  Taxes.  (a)  All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld
               ------------------
from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all

Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided,
                                                                      --------
however, that the Borrower shall not be required to increase any such amounts
-------
payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this subsection or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver
                                               ---------------
to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors
---------
thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19  Indemnity.  The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the
Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this subsection submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of subsections 2.17 or 2.18(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection
                  --------  -------
shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to subsection 2.17 or 2.18(a).

          2.21  Replacement of Lenders.  The Borrower shall be permitted to
                ----------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to subsection 2.17 or 2.18(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such
                                                     --------
replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under subsection 2.20 so as to eliminate the continued need for payment of amounts owing pursuant to subsection 2.17 or 2.18(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under subsection 2.19 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 2.17 or 2.18(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.22  Calculation of Foreign Currency Swing Line Outstandings;
                --------------------------------------------------------
Prepayments.  (a)  The Borrower will implement and maintain internal accounting
-----------
controls to monitor the borrowings and repayments of Foreign Currency Swing Line Loans with the object of preventing any request for an extension of credit that would result in the Borrower failing to comply with this Agreement and of promptly identifying and remedying, in accordance with clause (c) below, any circumstance where, by reason of changes in exchange rates, the Borrower fails to be in compliance with this Agreement.

          (b) The Administrative Agent will calculate the aggregate amount of the Foreign Currency Swing Line Outstandings (i) not more frequently than monthly as of the last Business Day of each calendar month and (ii) at any time at the discretion of the Administrative Agent (A) if a Default or Event of Default shall have occurred and be continuing or (B) if the Foreign Currency Swing Line Outstandings exceed 90% of the Foreign Currency Swing Line Subfacility Amount. In making such calculations, the Administrative Agent will be entitled to rely on the information most recently received by it from the Foreign Currency Swing Line Lenders. Upon making each such calculation, the Administrative Agent will inform the Borrower and each of the Foreign Currency Swing Line Lenders of the result thereof.

          (c) In the event that the Borrower (in accordance with paragraph (a) above) or the Administrative Agent (in accordance with paragraph (b) above) determines that the Foreign Currency Swing Line Outstandings exceeds the Foreign Currency Swing Line Subfacility Amount by more than 5%, the Borrower will, as soon as practicable but in any event within ten Business Days of making such determination, make or cause to be made such repayments or prepayments of Foreign Currency Swing Line Loans as shall be necessary to reduce the Foreign Currency Swing Line Outstandings to be equal or less than the Foreign Currency Swing Line Subfacility Amount.

          (d) Any prepayment required to be made pursuant to this subsection shall be accompanied by payment of amounts payable, if any, pursuant to subsection 2.19 in respect of the amount so prepaid.


                         SECTION 3.  LETTERS OF CREDIT

          3.1  L/C Commitment. (a) Subject to the terms and conditions
               --------------
hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") denominated in Dollars for the account of
            -----------------
Holdings or any of its Subsidiaries on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation
                     --------
to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Available Revolving Credit Commitment of any Revolving Credit Lender would be less than zero, (iii) the Aggregate Revolving Credit Outstandings would exceed the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders or (iv) the Aggregate Revolving Credit Outstandings would exceed the Borrowing Base then in effect. All letters of credit issued pursuant to the Existing Credit Facility shall, at all times on or after the Closing Date, be deemed to be "Letters of Credit" for all purposes of this Agreement and the other Loan Documents.

          (b) Each Letter of Credit shall (i) be either (x) a standby letter of credit issued to support obligations of Holdings or any of its Subsidiaries, contingent or otherwise, to finance the working capital and business needs of Holdings or any of its Subsidiaries in the ordinary course of business or (y) a commercial letter of credit issued in respect of the purchase of goods or services by Holdings or any of its Subsidiaries in the ordinary course of business, (ii) have a face amount of at least $250,000 (unless otherwise agreed by the applicable Issuing Lender) and (iii) expire no later than the earlier of
(x) the date that is 12 months after the date of its issuance and (y) the fifth Business Day prior to the Revolving Credit Termination Date; provided that any
                                                             --------
Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in (y) above).

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the applicable Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit.  The Borrower may
               ------------------------------------------
from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The applicable Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3  Fees and Other Charges.  (a) The Borrower shall pay to the
               ----------------------
Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit payable in Dollars, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit at a rate per annum equal to the Applicable Margin in effect during such period for Eurocurrency Loans that are Revolving Credit Loans (on the basis of the actual number of days elapsed over a 360-day year) on the aggregate face amount of Letters of Credit outstanding during such period, payable in arrears on each L/C Fee Payment Date and on the Revolving Credit Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. In addition, the Borrower shall pay to the applicable Issuing Lender, for its own account, a fee equal to 0.25% per annum on the aggregate face amount of outstanding Letters of Credit, payable in Dollars quarterly in arrears on each L/C Fee Payment Date and on the Revolving Credit Termination Date and calculated on the basis of the actual number of days elapsed over a 360-day year.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participations.  (a)  Each Issuing Lender irrevocably agrees
               ------------------
to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage from time to time in effect in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay in the currency in which such Letter of Credit is denominated to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that if such demand is made prior to 12:00 Noon, Chicago
            --------
time, on a Business Day such L/C Participant shall make such payment to such Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times the daily average
                                                   -----
Federal Funds Effective Rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (ii) a
                                                              -----
fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will, if such payment is received prior to 12:00 Noon, Chicago time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise such Issuing Lender will distribute such payment on the next succeeding Business Day; provided that
                                                                  --------
in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  (a)  The Borrower
               ----------------------------------------
agrees to reimburse each Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit and paid by such Issuing Lender; provided that such Issuing Lender provides notice to the Borrower prior to 12:00
--------
Noon, Chicago time, on such Business Day and otherwise the Borrower will reimburse such Issuing Lender on the next succeeding Business Day; provided,
                                                                   --------
further, that the failure to provide such notice shall not affect the Borrower's
-------
absolute and unconditional obligation to reimburse such Issuing Lender for any draft paid under any Letter of Credit. Each Issuing Lender shall provide notice to the Borrower on such Business Day as a draft is presented and paid by such Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in the currency in which the applicable Letter of Credit is denominated and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under subsection 3.5(a) from the date such amounts are drawn until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans that are Base Rate Loans which were then overdue (unless such drawing occurs after 11:00 A.M. Chicago time on the date of drawing and the Borrower would be able to satisfy the conditions to borrowing Revolving Credit Loans on such date in an amount at least equal to the amount of such drawing, in which case, interest shall be payable for the first day after such drawing at the respective rates for the applicable type of Loans that are not overdue).

          (c) Each drawing under any Letter of Credit that is not reimbursed on the due date relating to such drawing shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.4 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing. The Reimbursement Obligation of the Borrower with respect to a particular drawn Letter of Credit shall be satisfied upon the making of the Revolving Credit Loans pursuant to this subsection 3.5(c) and payment with the proceeds thereof to the Issuing Lender of all amounts owing to it with respect to the applicable, drawn Letter of Credit.

          3.6  Obligations Absolute.  (a)  The Borrower's obligations under
               --------------------
this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with each Issuing Lender and any L/C Participant that such Issuing Lender and any L/C Participant shall not be responsible for, and the Borrower's

Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) No Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          4.1  Financial Condition.  (a)  The unaudited consolidated balance
               -------------------
sheet of Holdings and its consolidated Subsidiaries as of September 30, 2000 and the related statements of income and cash flow, for the nine months then ended (including the notes thereto), copies of which have heretofore been furnished to each Lender are accurate and complete in all material respects and present fairly the financial condition of Holdings as of such date and the consolidated results of its operations and its consolidated cash flows for the nine months then ended, in accordance with GAAP. As of the date of such financial statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of Holdings or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP or as otherwise disclosed on Schedule 4.1.
             ------------

          (b) The audited consolidated balance sheets of the IFCO Companies and its consolidated Subsidiaries as at December 31, 1997, and December 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PwC Deutsche Revision AG, present fairly the consolidated financial condition of the IFCO Companies as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the IFCO Companies as at October 31, 1999, and the related unaudited consolidated statements of income and cash flows for the 10-month period ended on such date, present fairly the consolidated financial condition of the IFCO Companies as at such date, and the consolidated results of its operations and its consolidated cash flows for the 10-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The IFCO Companies do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1998 to and including the date hereof there has been no Disposition by the IFCO Companies of any material part of their business or property.

          (c) The audited consolidated balance sheets of Old PalEx and its consolidated Subsidiaries as at December 28, 1997, December 27, 1998, and September 26, 1999 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of Old PalEx and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Old PalEx and its Subsidiaries as at October 24, 1999, and the related unaudited consolidated statements of income and cash flows for the 10-month fiscal period ended on such date, present fairly the consolidated financial condition of Old PalEx and its Subsidiaries as at such date, and the consolidated results of its operations and their consolidated cash flows for the 10-month fiscal period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Old PalEx and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from September 26, 1999 to and including the date hereof there has been no Disposition by Old PalEx and its consolidated Subsidiaries of any material part of its business or property.

          4.2  No Change. Since December 31, 2000 there has been no development
               ---------
or event that has had or could reasonably be expected to have a Material Adverse Effect.
          4.3  Corporate Existence; Compliance with Law. Each of Holdings and
               ----------------------------------------
its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure of any of the statements made in clauses (c) and (d) of this subsection 4.3 to be correct could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations. Each
               -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which
                                                           ------------
consents, authorizations, filings and notices have been obtained or made and are in full force and effect (ii) consents, authorizations, filings, notices and other actions required for any Foreign Subsidiary or any direct or indirect Subsidiary of a Foreign Subsidiary to execute, deliver or perform any of its obligations under the Loan Documents to which it is or will be a party. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar. The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to Holdings or any of its Subsidiaries or any Contractual Obligation of Holdings or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

          4.6  Litigation. No litigation, investigation or proceeding of or
               ----------
before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default. Neither Holdings nor any of its Subsidiaries is in
               ----------
default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens. Holdings and each of its
               ----------------------------
Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

          4.9  Intellectual Property. Holdings and each of its Subsidiaries
               ---------------------
owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10  Taxes. Holdings and each of its Subsidiaries has filed or
                -----
caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11  Federal Regulations. No part of the proceeds of any Loans, and
                -------------------
no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          4.12  Labor Matters. Except as, in the aggregate, could not
                -------------
reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings or the relevant Subsidiary.

          4.13  ERISA. Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14  Investment Company Act; Other Regulations. No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          4.15  Subsidiaries. Except as disclosed to the Administrative Agent by
                ------------
Holdings in writing from time to time after the Closing Date, (a) Schedule 4.15
                                                                  -------------
sets forth the name and jurisdiction of incorporation of each Subsidiary of Holdings (other than the Borrower) and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments

(other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings or any of its Subsidiaries, except (i) that certain former shareholders of IFCO Systems Canada, Inc. hold Capital Stock convertible into Merger Consideration (as defined in the Merger Agreement) and (ii) as created by the Loan Documents.

          4.16  Use of Proceeds. The proceeds of the Revolving Credit Loans and
                ---------------
the Swing Line Loans, and the Letters of Credit, shall be used to make capital expenditures and to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business and to pay fees and expenses related to the Transactions.

          4.17  Environmental Matters. Except as, in the aggregate, could not
                ---------------------
reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "Properties") do not contain any
                                          ----------
Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or could give rise to liability under, any applicable Environmental Law;

          (b) neither Holdings nor any of its Subsidiaries have received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings or any of its Subsidiaries (the "Business"), nor does Holdings or
                                             --------
the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts and in a manner that could give rise to liability under applicable Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither Holdings nor any of its Subsidiaries have assumed any liability of any other Person under Environmental Laws.

          4.18  Accuracy of Information, etc. No statement or information
                -----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials
                --- -----
referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19  Security Documents. (a)  The Guarantee and Collateral Agreement
                ------------------
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction in the United States, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices
             ----------------
specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall to
             ----------------
the extent provided in such agreement constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and

Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by subsection 7.3).

          (b) Upon the execution and delivery thereof, each Foreign Collateral Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When all filings and public recordations described in each Foreign Collateral Agreement are made in the appropriate jurisdictions as described in such Foreign Collateral Agreements, each Foreign Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the obligations described therein, in each case prior and superior in right to any other Person.

          (c) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule
                                                                      --------
4.19(c), each such Mortgage shall constitute a fully perfected Lien on, and
-------
security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Liens permitted under subsection 7.3). Schedule
                                                                       --------
1.1B lists each interest in real property in the United States owned in fee
----
simple or leased (as lessee) by the Borrower or any of its Subsidiaries as of January 1, 2001 which ownership or leasehold interest, as of such date, has a value, in the reasonable opinion of the Borrower, in excess of $1,000,000.

          4.20  Solvency. Each Loan Party is, and after giving effect to the
                --------
Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21  Senior Indebtedness. The Obligations, including each extension
                -------------------
of credit made hereunder, constitute, and will constitute, "Senior Debt" (or the comparable concept) of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Debt" (or the comparable concept) of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

          4.22  Regulation H.  No Mortgage encumbers improved real property
                ------------
(other than real property with respect to which the Borrower has agreed to provide flood insurance to the Administrative Agent pursuant to this Agreement) that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          4.23  Certain Documents. The Borrower has delivered to the Arrangers
                -----------------
complete and correct copy of the Senior Subordinated Note Indenture, the Proxy, the Merger Documentation and the Registration Statement, including any amendments, supplements or modifications with respect to any of the foregoing.

          4.24  No Burdensome Restrictions. No Requirement of Law or
                --------------------------
Contractual Obligation of Holdings or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.


                       SECTION 5.  CONDITIONS PRECEDENT

          5.1  Conditions to Initial Extension of Credit.  This Agreement shall
               -----------------------------------------
become effective, and the Existing Agreement shall be amended and restated in accordance with the terms of this Agreement, on the date that the following conditions precedent have been satisfied, effective as of December 31, 2000.

          (a)  Amended and Restated Credit Agreement.  The Administrative Agent
               -------------------------------------
shall have received copies of this Agreement, executed and delivered by the Borrower and Holdings, with a counterpart for each Lender, and executed and delivered by each Lender.

          (b)  Proceedings of the Borrower.  The Administrative Agent shall have
               ---------------------------
received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of the Borrower, in form and substance satisfactory to the Administrative Agent, authorizing (i) the execution, delivery and performance of this Agreement and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be substantially in the form of Exhibit G to this
                                                        ---------
Agreement and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c)  Fees.  The Administrative Agent and the Lenders shall have
               ----
received their respective fees to be received on or by the Closing Date as separately agreed upon with the Borrower.

          (d)  Legal Opinion.  The Administrative Agent shall have received,
               -------------
with a counterpart for each Lender, the executed legal opinions of counsel to the Borrower and Holdings, covering such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (e)  Guarantor Consent.  A consent in substantially the form attached
               -----------------
hereto as Exhibit J shall have been executed and delivered by each Subsidiary Guarantor which then shall have executed and delivered the Guarantee and Collateral Agreement or a Foreign Guarantee, as the case may be.

          (f) Projections; Business Plan.   The Borrower shall have delivered to
              --------------------------
the Administrative Agent and the Lenders (i) a detailed consolidated budget for Holdings for the fiscal years ending December 31, 2001, December 31, 2002 and December 31, 2003, including (a) a projected consolidated balance sheet, (b) a projected income statement and a description of the underlying assumptions applicable and (c) the related consolidated statements of projected cash flow and projected changes in financial position in each case as of the end of each such fiscal year, and accompanied by a certificate of a Responsible Officer of Holdings stating that such projections and statements are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such projections and statements are incorrect or misleading in any material respect and (ii) the pro forma consolidated balance sheet, the pro forma consolidated income statement and the pro forma consolidated statement of projected cash flows of Holdings, all as of December 31, 2000, and accompanied by a certificate of a Responsible Officer of Holdings stating that such projections and statements are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such projections and statements are incorrect or misleading in any material respect.

          (g)  Lien Searches.  The Administrative Agent shall have received lien
               -------------
search results from lien searches conducted for each entity and jurisdiction deemed relevant by the Administrative Agent, and such search results shall reveal no material liens on any assets of Holdings or its Subsidiaries other than liens permitted by this Agreement and liens which are to be discharged (and in fact are so discharged) on or before January 1, 2001 pursuant to documentation satisfactory to the Administrative Agent.

          (h)  Service of Process.   The Borrower and Holdings shall have
               ------------------
appointed an appropriate agent for service of process in New York, New York satisfactory to the Administrative Agent, and shall have furnished evidence to the Administrative Agent of such appointment and the acceptance thereof by such agent.

          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date (except to the extent a particular representation and warranty specifically relates to an earlier date, in which case, such representation and warranty shall have been true and correct as of such earlier date).

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c)  Borrowing Base.  After giving effect to such extension of credit
               --------------
the Borrowing Base shall be equal to or greater than the Aggregate Revolving Credit Outstandings.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.

                       SECTION 6. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to the Administrative Agent and
               --------------------
each Lender:

          (a) as soon as available, but in any event within (i) 150 days after the end of the fiscal year 2000 of Holdings and (ii) 120 days after the end of each fiscal year of Holdings thereafter, a copy of the audited consolidated and unaudited consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, in the case of such consolidated financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PwC Deutsche Revision AG or Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 90 days after the end of the fiscal quarter ending March 31, 2001 and not later than 60 days after the end of the fiscal quarter ending June 30, 2001 and each fiscal quarter thereafter, the unaudited consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          (c) as soon as available, but in any event not later than 45 days after the end of each calendar month commencing with the calendar month ending July 31, 2001, the unaudited consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such calendar month and the related unaudited consolidated and consolidating statements of income and of cash flows for such calendar month and the portion of the fiscal year through the end of such calendar month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (d) as soon as practicable, but in any event within 30 days after the end of each calendar month during the period from the Closing Date through June 30, 2001, the Borrower shall conduct a conference call with the Agents and the Lenders detailing and discussing the results of such calendar month then ended.

All such financial statements shall be complete and correct in all material respects, shall be in English and denominated in U.S. dollars and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to the Administrative
               -------------------------------
Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.1 hereof, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to subsection 6.1, (i) a certificate of a Responsible Officer of Holdings stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any additional state within the United States where any Loan Party keeps inventory or equipment and any additional county in states in which county filings are required in order to perfect security interests in inventory and equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"),
                                                                 -----------
which Projections shall in each case be accompanied by a certificate of a Responsible Officer of Holdings stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated
Note Indenture or the Merger  Documentation;

          (e) within five days after the same are sent, copies of all financial statements and reports that Holdings sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

          (f) no later than the 45th day after the end of each calendar month (commencing with the calendar month ending March 31, 2001) (and, with respect to Eligible Receivables only, within 10 days of any date on which the Administrative Agent reasonably makes a request therefor), a Borrowing Base Certificate, certified by a Responsible Officer of Holdings and the Borrower as being true and accurate in all material respects, setting forth Holding's calculation of the Borrowing Base as of the date specified in such certificate (which, with respect to the Borrowing Base Certificate delivered on the 30th day after the end of each calendar month, shall be the date of the last day of the calendar month with respect to which such Borrowing Base Certificate is delivered); and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or any of its Subsidiaries, as the case may be.

          6.4  Maintenance of Existence; Compliance.  (a)(i)  Preserve, renew
               ------------------------------------
and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by subsection 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance.  (a)  Keep all property
               ----------------------------------
useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions.  (a)
               ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (but, in the absence of a Default or Event of Default, not more than once per fiscal quarter) and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and, in the presence of representatives of Holdings or the Borrower, with its independent certified public accountants.

          6.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any (i) Default or (ii) Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Holdings or any of its Subsidiaries (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or
(iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower or Holdings knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action Holdings or the relevant Subsidiary proposes to take with respect thereto.

          6.8  Environmental Laws.  (a)  Comply in all material respects with,
               ------------------
and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities with jurisdiction regarding applicable Environmental Laws.

          6.9  Additional Collateral, etc.  (a)  With respect to any property
               ---------------------------
acquired after the Closing Date by Holdings or any of its Subsidiaries (other than (w) any property described in paragraph (b), (c) or (d) below, (x) any property subject to a Lien expressly permitted by subsection 7.3(g) (y) property acquired by any Excluded Foreign Subsidiary and (z) any property with respect to which the Administrative Agent determines, in its sole discretion, that the value of the perfection of a security interest in such property would not justify the cost of perfecting a security interest therein) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by Holdings or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by subsection 7.3(g) and (z) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by Holdings (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (to the extent such Capital Stock is in certificated form), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit G, with appropriate insertions and attachments, and (iv) if
   ---------
reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings or any of its Subsidiaries, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.10  Collateral Audit.  The Borrower shall permit the Administrative
                -----------------
Agent to, at Holding's expense, conduct a collateral audit satisfactory to the Administrative Agent during the 90-period following the Closing Date with respect to the Borrower's respective properties, including without limitation, their respective accounts receivable and inventories.

                        SECTION 7.  NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Consolidated Total Leverage Ratio.  Permit the Consolidated Total
               ---------------------------------
Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

          Fiscal Year        Fiscal Quarter                   Ratio
          -----------        --------------                   -----

             2000                Fourth                 5.05 to 1.00

             2001                First                  5.70 to 1.00
                                 Second                 5.95 to 1.00
                                 Third                  5.30 to 1.00
                                 Fourth                 4.70 to 1.00

             2002                First                  4.70 to 1.00
                                 Second                 4.40 to 1.00
                                 Third                  3.95 to 1.00
                                 Fourth                 3.60 to 1.00

             2003                First                  3.60 to 1.00

          (b)  Consolidated Senior Leverage Ratio.  Permit the Consolidated
               ----------------------------------
Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

          Fiscal Year         Fiscal Quarter                   Ratio
          -----------         --------------                   -----

             2000                Fourth                     2.35 to 1.00

             2001                First                      2.45 to 1.00
                                 Second                     2.55 to 1.00
                                 Third                      1.70 to 1.00
                                 Fourth                     1.60 to 1.00

             2002                First                      1.60 to 1.00
                                 Second                     1.60 to 1.00
                                 Third                      1.60 to 1.00
                                 Fourth                     1.60 to 1.00

             2003                First                      1.60 to 1.00


          (c)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

          Fiscal Year         Fiscal Quarter                   Ratio
          -----------         --------------                   -----

             2000                Fourth                     1.85 to 1.00

             2001                First                      1.65 to 1.00
                                 Second                     1.55 to 1.00
                                 Third                      1.50 to 1.00
                                 Fourth                     1.75 to 1.00

             2002                First                      1.95 to 1.00
                                 Second                     2.00 to 1.00
                                 Third                      2.00 to 1.00
                                 Fourth                     2.00 to 1.00

             2003                First                      2.00 to 1.00

          (d)  Capital Expenditures.  Permit the cumulative capital expenditures
               --------------------
of Holdings and its Subsidiaries to exceed (i) from the Closing Date through March 31, 2001, $12,250,000, (ii) from January 1, 2001 through June 30, 2001,
$26,500,000, (iii) January 1, 2001 through September 30, 2001, $37,750,000, (iv)
January 1, 2001 through December 31, 2001, $47,000,000, and (v) for each four-quarter period ending thereafter, $50,000,000.

          (e)  Minimum Consolidated Net Worth.  Permit Consolidated Net Worth at
               ------------------------------
any time to be less than the sum of (A) $190,000,000 plus (ii) 80% of cumulative
                                                     ----
Consolidated Net Income for each fiscal quarter of Holdings (beginning with the fiscal quarter ending March 31, 2001) for which Consolidated Net Income is positive, plus (iii) 100% of the Net Cash Proceeds of any offering by Holdings
          ----
of common or preferred equity consummated after January 1, 2000 plus (iv) 100%
                                                                ----
of any capital contribution made to Holdings or any of its Subsidiaries after January 1, 2000 by any holder of Holding's Capital Stock.

Notwithstanding the foregoing, no fluctuation due to foreign currency adjustments in the Dollar Equivalent of the outstanding principal balance of the Senior Subordinated Notes shall cause a breach of a financial covenant.

          7.2  Indebtedness.  Create, issue, incur, assume, become liable in
               ------------
respect of or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of Holdings to any Subsidiary and of Borrower or any Wholly Owned Subsidiary Guarantor to Holdings or any other Subsidiary;

          (c) Guarantee Obligations incurred in the ordinary course of business by Holdings or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

          (d)  Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof
---------------
(without increasing, or shortening the maturity of, the principal amount thereof);

          (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by subsection 7.3(g) in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding;

          (f) (i) Indebtedness of Holdings in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed (EURO) 200,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are
                              --------
subordinated to the same extent as the obligations of Holdings in respect of the Senior Subordinated Notes;

          (g) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

          (h) Indebtedness of Holdings or any of its Subsidiaries in respect of letters of credit issued to secure deposits and similar obligations; provided
                                                                     --------
that (i) the aggregate principal amount of such Indebtedness not exceed $5,000,000 at any one time outstanding and (ii) such Indebtedness is incurred in the ordinary course of business;

          (i) Indebtedness of Holdings and its Subsidiaries in an aggregate principal amount (for Holdings and all its Subsidiaries) not to exceed $5,000,000 at any one time outstanding incurred in connection with recourse factoring agreements entered into by Holdings or any of its Subsidiaries;

          (j) additional Indebtedness of Holdings and its Subsidiaries incurred in connection with nonrecourse factoring agreements entered into by Holdings or any of its Subsidiaries; and

          (k) Indebtedness associated with Capital Lease Obligations in an aggregate amount in excess of the amounts permitted by clause (e) above; provided that, (i) the assets associated with such transaction are existing
--------
assets of Holdings or its Subsidiaries and not new or recently-acquired assets,
(ii) the Net Cash Proceeds received from such Indebtedness are used to prepay the Term Loans, or if the Term Loans have been repaid in full, to permanently reduce the Revolving Credit Commitments, and (iii) such transaction is upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          7.3  Liens.  Create, incur, assume or suffer to exist any Lien upon
               -----
any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect
                                  --------
thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens and Liens for salvage and general average arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (f)  Liens in existence on the date hereof listed on Schedule 7.3(f),
                                                               ---------------
securing Indebtedness permitted by subsection 7.2(d), provided that no such Lien
                                                      --------
is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of Holdings or any of its Subsidiaries incurred pursuant to subsection 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created
                            --------
substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h) Liens securing Indebtedness of Holdings or any of its Subsidiaries incurred pursuant to subsection 7.2(k), provided that (i) such
                                                     --------
Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased;

          (i)  Liens created pursuant to the Security Documents;

          (j) any interest or title of a lessor under any lease entered into by Holdings or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased; and

          (k) Liens on cash and Cash Equivalents securing Indebtedness permitted by subsection 7.2(i) and 7.2(j); provided that the amount of
                                           --------
Indebtedness secured thereby is not increased.

          7.4  Fundamental Changes.  Enter into any merger, consolidation or
               -------------------
amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of Holdings (other than the Borrower) may be merged or consolidated with or into Holdings (provided that Holdings shall be
                                               --------
the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall
                      --------
be the continuing or surviving corporation); and

          (b) any Subsidiary of Holdings may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Holdings or any Wholly Owned Subsidiary Guarantor.

          7.5  Disposition of Property.  Dispose of any of its property, whether
               -----------------------
now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete, worn out, idle, duplicative or otherwise excess property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by subsection 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) the Disposition of Accounts of Holdings or any of its Subsidiaries in connection with factoring transactions permitted under subsection 7.2(i) and 7.2(j);

          (f) the Disposition of assets in connection with sale leaseback transactions which are permitted by subsection 7.10; and

          (g) the Disposition of other property having a fair market value not to exceed $2,000,000 in the aggregate for any fiscal year of Holdings.

          7.6  Restricted Payments.  Declare or pay any dividend (other than
               -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any of its Subsidiaries (collectively, "Restricted
                                                                   ----------
Payments"), except that:
--------

          (a) any Subsidiary of Holdings may make Restricted Payments to Holdings or any Wholly Owned Subsidiary Guarantor;

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to make interest payments on the Senior Subordinated Notes.

          7.7  Investments.  Make any advance, loan, extension of credit (by way
               -----------
of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                        -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by subsection 7.2;

          (d) Investments not otherwise permitted under this Section 7.7 and which are described on the attached Schedule 7.7(d); and
                                    ---------------

          (e) intercompany Investments by Holdings or any of its Subsidiaries in Holdings or any Person that, prior to such investment, is Borrower or a Wholly Owned Subsidiary Guarantor.

          7.8  Optional Payments and Modifications of Certain Debt Instruments.
               ---------------------------------------------------------------
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or the comparable concept) for the purposes of the Senior Subordinated Note Indenture.

          7.9  Transactions with Affiliates.  Enter into any transaction,
               ----------------------------
including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          7.10  Sales and Leasebacks.  Enter into any arrangement with any
                --------------------
Person providing for the leasing by Holdings or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary; provided that, with the
                                                   --------
consent of the Administrative Agent (not to be unreasonably withheld), (i) the assets associated with such transaction are existing assets of Holdings or its Subsidiaries and not new or recently-acquired assets, (ii) the Net Cash Proceeds received from such Indebtedness are used to prepay the Term Loans, or if the Term Loans have been repaid in full, to permanently reduced the Revolving Credit Commitments, and (iii) such transaction is upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          7.11  Changes in Fiscal Periods.  Permit the fiscal year of Holdings
                -------------------------
to end on a day other than December 31 (or on the last Sunday in December) or change Holdings' method of determining fiscal quarters.

          7.12  Negative Pledge Clauses.  Enter into or suffer to exist or
                -----------------------
become effective any agreement that prohibits or limits the ability of Holdings or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues to secure the Obligations, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens, Capital Lease Obligations or Synthetic Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          7.13  Clauses Restricting Subsidiary Distributions.  Enter into or
                --------------------------------------------
suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Holdings or any other Subsidiary of Holdings, (b) make loans or advances to, or other Investments in, Holdings or any other Subsidiary of Holdings or (c) transfer any of its assets to Holdings or any other Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.14  Lines of Business.  Enter into any business, either directly or
                -----------------
through any Subsidiary, except for those businesses in which Holdings and its Subsidiaries will be engaged immediately after giving effect to the Merger or that are reasonably related thereto.

          7.15  Amendments to Merger Documentation.  (a)  Amend, supplement or
                ----------------------------------
otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Merger Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Borrower or any of its Subsidiaries or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Merger

Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and
(ii) could not reasonably be expected to have a Material Adverse Effect.

                         SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of subsection 6.4(a)(i) (with respect to Holdings and the Borrower only), subsection 6.7(a)(ii) or Section 7 of this Agreement or subsections 5.6 and 5.8(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or any Lender; or

          (e) Holdings or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or
                                         --------
condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

          (f) (i) Holdings or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain
-------------
rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings; (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (iv) a Specified Change of Control shall occur; or

          (l) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the

Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The

Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions. Neither any Agent nor any of their
               ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4  Reliance by Administrative Agent. The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default. The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than any Default or Event of Default resulting from the failure of the Borrower to pay to the Administrative

Agent any principal, interest, commitment fee or letter of credit fee due) unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a Anotice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have
          --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Agents and Other Lenders. Each Lender expressly
               ----------------------------------------
acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification. The Lenders agree to indemnify each Agent in its
               ---------------
capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall
                                                  --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Agent in Its Individual Capacity. Each Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9  Successor Administrative Agent. The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10 Documentation Agent and Syndication Agent. Neither the
               -----------------------------------------
Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                           SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, any other Loan
               ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility, and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders (iv) amend, modify or waive any provision of Section 2.16 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the amount of Net Cash Proceeds required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent;
(viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender, or (ix) increase the Total Revolving Credit Commitments. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices. All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Holdings:                     IFCO Systems N.V.
                                   Strawinskylaan 2001
                                   NL-1077 ZZ
                                   Amsterdam, The Netherlands
                                   Attention: Chief Executive Officer
                                   Telecopy:
                                   Telephone: 31-20-546-0255

     with a copy to:               IFCO Systems North America, Inc.
                                   6829 Flintlock Road
                                   Houston, Texas 77040
                                   Attention: General Counsel
                                   Telecopy:  713-332-6146
                                   Telephone: 713-332-6145

     with a copy to:               IFCO Systems N.V.
                                   Zugspitzstr. 15
                                   82049 Pullach - Germany
                                   Attention: Michael W. Nimtsch
                                              Chief Financial Officer
                                   Telecopy:  49-89-74491-239
                                   Telephone: 49-89-74491-121

     The Borrower:                 IFCO Systems North America, Inc.
                                   6829 Flintlock Road
                                   Houston, Texas 77040
                                   Attention: General Counsel

                                   Telecopy: 713-332-6146
                                   Telephone:  713-332-6145

     with a copy to:               240 East Main
                                   Bartow, Florida 33830
                                   Attention: Chief Executive Officer
                                   North America
                                   Telecopy:  941-519-9295
                                   Telephone: 941-555-1148 ext. ____

     with a copy to:               Gardere Wynne Sewell, L.L.P.
                                   1000 Louisiana, Suite 3400
                                   Houston, Texas 77002
                                   Attention: Robert W. Bramlette
                                   Telecopy: 713-276-6718
                                   Telephone: 713-276-5718

     The Administrative Agent:     Bank One, NA
                                   1 Bank One Plaza
                                   IL1-0429
                                   Chicago, Illinois 60670-0429
                                   Attention: Tom Both
                                   Telecopy:  312-732-2117
                                   Telephone: 312-732-7268

     with a copy to:               Bank One, NA
                                   P.O. Box 2629
                                   Houston, Texas 77252-2629
                                   Attention: Barry Kelly
                                   Telecopy:  (713) 751-6199
                                   Telephone: (713) 751-3831

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
               -----------------------------
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from
                                                      ----------
and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower, any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified
                                                          -----------
Liabilities"), provided, that the Borrower shall have no obligation hereunder to
-----------    --------
any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this subsection 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this subsection 10.5 shall be submitted to the General Counsel of the Borrower, at the address of the Borrower set forth in subsection 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This
               ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant")
                                                               -----------
participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case
                                                     --------
of subsection 2.18, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled
                       --------  -------
to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender other than any Conduit Lender (an "Assignor") may, in
                                                             --------
accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower (so long as no Default or Event of Default shall have occurred and be continuing), the Syndication Agent and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of
                                                 --------
its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee
                           --------
(other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $2,500,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), and, after giving effect thereto, the Assignor shall have Commitments and Loans aggregating at least $2,500,000, in each case unless otherwise agreed by the Borrower, the Syndication Agent, and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this subsection 10.6(c).

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by subsection 10.6(c), together with payment by the Assignor and/or Assignee to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          (h) Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit
                     --------
Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          10.7 Adjustments; Set-off. (a)  Except to the extent that this
               --------------------
Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted
                                                                 ----------
Lender") shall receive any payment of all or part of the Obligations owing to
------
it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however,
                                                              --------  -------
that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the Benefitted Lender is required to pay interest on the amount recovered, in which case each Lender returning funds to the Benefitted Lender shall pay its pro rata share of such interest to such Benefitted Lender.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect
                --------
the validity of such setoff and application.

          10.8  Counterparts. This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability. Any provision of this Agreement that is prohibited
                ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents
                -----------
represent the entire agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
                -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the
                -----------------------------------
Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) Holdings hereby irrevocably and unconditionally appoints CT Corporation System (the "New York Process Agent"), with an office on the date
                         ----------------------
hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of Holdings and the Borrower and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York State or Federal court and agrees promptly to appoint a successor New York Process Agent in New York City (which successor New York Process Agent shall accept such appointment in writing prior to the termination, for any reason, of the appointment of the initial New York Process Agent) and promptly to provide written notice to the Administrative Agent and each Lender of the appointment of such successor New York Process Agent. In any such action or proceeding in such New York State or Federal court sitting in New York City, such service may be made on Holdings by delivering a copy of such process to Holdings in care of the appropriate New York Process Agent at such New York Process Agent's address. Holdings hereby irrevocably and unconditionally authorizes and directs such New York Process Agent to accept such service on its behalf.

          (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements. Each of Holdings and the Borrower hereby
                ----------------
acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

          10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything
                --------------------------------
to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by subsection 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with subsection 10.1 or
(ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

          10.15 Confidentiality. Each of the Administrative Agent and each
                ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative
                 --------
Agent or any Lender from disclosing any such information (a) to the

Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any actual or prospective Transferee or Hedge Agreement counterparty that agrees to comply with the provisions of this subsection, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates that agrees to comply with the provisions of this subsection, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE
                ---------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.



                    [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              IFCO SYSTEMS, N.V.


                              By: /s/ Karl Pohler
                                  ------------------------------------
                              Name:   Karl Pohler
                                     ---------------------------------
                              Title: Chief Executive Officer
                                     ---------------------------------


                              By: /s/ Michael W. Nimtsch
                                  ------------------------------------
                              Name:   Michael W. Nimtsch
                                    ----------------------------------
                              Title: Chief Financial Officer
                                     ---------------------------------

                              IFCO SYSTEMS NORTH AMERICA, INC.


                              By: /s/ Edward Rhyne
                                  ------------------------------------
                              Name:   Edward Rhyne
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------


                              BANK ONE, NA, as Administrative Agent and as a Lender


                              By: /s/ Barry A. Kelly
                                  ------------------------------------
                              Name:   Barry A. Kelly
                                    ----------------------------------
                              Title: Director
                                     ---------------------------------


                              CIBC WORLD MARKETS CORP., as Syndication Agent, Co-Lead Arranger and Co-Book Runner

                              By: /s/ Katherine Bass
                                  ------------------------------------
                              Name:   Katherine Bass
                                    ----------------------------------
                              Title: Executive Director
                                     ---------------------------------
                                     CIBC World Markets Corp. As Agent
                                     ---------------------------------

                              BANC ONE CAPITAL MARKETS, INC., as Co-Lead
                              Arranger and Co-Book Runner


                              By: /s/ Greg Smothers
                                  -------------------------------------
                              Name:   Greg Smothers
                                    -----------------------------------
                              Title: Associate Director
                                     ----------------------------------


                              CIBC Inc.
                              as Lender

                              By: /s/ Katherine Bass
                                  -------------------------------------
                              Name:   Katherine Bass
                                    -----------------------------------
                              Title: Executive Director
                                    -----------------------------------
                                     CIBC World Markets Corp., As Agent
                                    -----------------------------------


                              DRESDNER BANK AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES


                              By: /s/ Ulrich Kahlow
                                  -------------------------------------
                              Name:   Ulrich Kahlow
                                    -----------------------------------
                              Title: Vice President
                                     ----------------------------------


                              By: /s/ Dominik Rohe
                                  -------------------------------------
                              Name:   Dominik Rohe
                                    -----------------------------------
                              Title: Assistant Treasurer
                                     ----------------------------------


                              COMERICA BANK


                              By: /s/ John R. Grundstad
                                  -------------------------------------
                              Name:   John R. Grundstad
                                    -----------------------------------
                              Title: Vice President
                                     ----------------------------------

                              NATIONAL CITY BANK


                              By: /s/ Michael J. Durbin
                                  -----------------------------------
                              Name:   Michael J. Durbin
                                    ---------------------------------
                              Title: Vice President
                                     --------------------------------



                              BNP PARIBAS


                              By: /s/ Jeff Tabeaux
                                  -----------------------------------
                              Name:   Jeff Tabeaux
                                    ---------------------------------
                              Title: Associate
                                     --------------------------------


                              By: /s/ Henry F. Setina
                                  -----------------------------------
                              Name:   Henry F. Setina
                                    ---------------------------------
                              Title: Vice President
                                     --------------------------------


                              THE ROYAL BANK OF SCOTLAND


                              By: /s/ Gerd Bieding
                                  -----------------------------------
                              Name:   Gerd Bieding
                                    ---------------------------------
                              Title: Director
                                     --------------------------------


                              THE BANK OF NOVA SCOTIA


                              By: /s/ Patrick J. Hawes
                                  -----------------------------------
                              Name:   Patrick J. Hawes
                                    ---------------------------------
                              Title: Comptroller
                                     --------------------------------

                                                                         Annex A
                                                                         -------

              PRICING GRID FOR REVOLVING CREDIT LOANS, SWINGLINE
                             LOANS AND TERM LOANS

  ===========================================================================

     Consolidated       Applicable Margin    Applicable      Commitment
        Total           for Eurocurrency       Margin         Fee Rate
    Leverage Ratio            Loans          Rate Loans
  ---------------------------------------------------------------------------

      x *** 4.50              400 bps           250 bps           100
  ---------------------------------------------------------------------------
    4.00* x ** 4.50           375 bps           225 bps            75
  ---------------------------------------------------------------------------
    3.50* x ** 4.00           350 bps           200 bps            75
  ---------------------------------------------------------------------------
    3.00* x ** 3.50           300 bps           200 bps            50
  ---------------------------------------------------------------------------
       x ** 3.00              275 bps           200 bps            50
  ===========================================================================

Changes in the Applicable Margin and the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on each date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (each such date an "Adjustment Date") and shall remain in effect until the next change to be
 ---------------
effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in subsection 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Total Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to subsection 7.1.

*   less than or equal to

**  less than

*** greater than or equal to